UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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BUNGE LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual General Meeting
of Shareholders and
2017 Proxy Statement
April 13, 2017

Bunge Limited 50 Main Street White Plains, New York, 10606 U.S.A

April 13, 2017

Dear Shareholder:
You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on Thursday, May 25, 2017 at 10:00 am, Eastern Time, at the Sofitel Hotel, 45 West 44th Street, in New York City. The proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.
Over the past year, we weathered a challenging industry environment well and made progress in executing on our strategy through acquisitions that aim to create sustainable, long-term value for our shareholders. We also continued our focus on efficiency and capital allocation, returning over $450 million to shareholders through dividends and share repurchases. As we go about this work, a key priority of our Board and management is ensuring robust outreach and engagement with our shareholders on the topics that matter most to them. We view our proxy statement as an important piece of our shareholder communications program. We encourage you to carefully review the information in the proxy statement as well as our annual report.
Your vote is very important to us. We encourage you to vote as soon as possible, regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting.
As we look ahead, we are excited about the tremendous value creation opportunities in front of us as our dedicated management team continues to execute on our business strategy. On behalf of the Board of Directors and the management of Bunge, I extend our appreciation for your investment in Bunge. We look forward to seeing you at the Annual General Meeting.

L. Patrick Lupo Chairman of the Board of Directors

Bunge Limited 50 Main Street White Plains, New York, 10606 U.S.A

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
Bunge Limited's 2017 Annual General Meeting of Shareholders will be held on May 25, 2017 at 10:00 am, Eastern Time, at the Sofitel Hotel, 45 West 44th Street, in New York City. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

•	Proposal 1 — the election of the ten directors named in the proxy statement to our Board of Directors;

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Proposal 2 — the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2017 and the authorization of the Audit Committee of the Board of Directors to determine the independent auditors' fees;

•	Proposal 3 — the approval of a non-binding advisory vote on the compensation of our named executive officers;

•	Proposal 4 — the approval of a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

•	Proposal 5 — the approval of the Bunge Limited 2017 Non Employee Directors Equity Incentive Plan.
Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.
We will also present at the Annual General Meeting the consolidated financial statements and independent auditors' reports for the fiscal year ended December 31, 2016, copies of which can be found in our 2016 Annual Report that accompanies this notice.
March 30, 2017 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.
Your vote is very important. Whether or not you plan to attend the Annual General Meeting in person, please promptly vote by mail, Internet or telephone so that your shares will be represented at the Annual General Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 25, 2017: Our 2017 Proxy Statement is available at www.bunge.com/2017proxy.pdf and our 2016 Annual Report is available at www.bunge.com/2016AR.pdf.
By order of the Board of Directors.

April 13, 2017	Carla L. Heiss Secretary

i

ii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.

Annual General Meeting Information

• Time and Date:	Thursday, May 25, 2017, at 10:00 am Eastern Time
• Location:	Sofitel Hotel, 45 West 44th Street, New York, NY 10036.
• Record Date:	Shareholders of record as of the close of business on March 30, 2017 are entitled to vote.
• Voting:	Each outstanding common share is entitled to one vote. You may vote by telephone, internet, mail or by attending the Annual General Meeting. Please see "How Do I Vote?" on page 5.
• Attendance:	To be admitted, please follow the instructions contained in "How do I attend the Annual General Meeting?" on page 5.

Proposals and Voting Recommendations

Proposal		Board's Voting Recommendation	Vote Required For Approval	Page References (for more detail)
Proposal 1.	Election of Directors	FOR EACH NOMINEE	MAJORITY OF VOTES CAST	14
Proposal 2.	Appointment of Independent Auditors	FOR	MAJORITY OF VOTES CAST	62
Proposal 3.	Advisory Vote to Approve Named Executive Officer Compensation	FOR	MAJORITY OF VOTES CAST	64
Proposal 4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	1 YEAR	PLURALITY VOTE	65
Proposal 5.	Approval of the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan	FOR	MAJORITY OF VOTES CAST	65

Director Nominees
The Board of Directors has nominated the 10 directors named below for election at the Annual General Meeting and recommends FOR the election of each director nominee. Each nominee is currently a director of the Company. The following table provides summary information about each nominee. (See "Election of Directors" for additional information regarding the nominees.)

Name	Independent	Audit	Compensation	FRPC	CGNC	SCRC
Ernest G. Bachrach Director since 2001	•		•(C)		•
Enrique H. Boilini Director since 2001	•	•		•(C)
Carol M. Browner Director since 2013	•	•			•	•(C)
Paul Cornet de Ways-Ruart Director since 2015	•	•		•		•
Andrew Ferrier Director since 2012	•		•	•		•
Andreas Fibig Director since 2016	•	•		•
Kathleen Hyle Director since 2012	•	•(C)			•
L. Patrick Lupo* Director since 2006	•		•		•(C)
John E. McGlade Director since 2014	•		•	•
Soren Schroder** Director since 2013

(1)	• = Member	(C) = Chair	(*) = Board Chairman	(**) = Chief Executive Officer
(2)	Audit: Audit Committee	Compensation: Compensation Committee	FRPC: Finance and Risk Policy Committee
(3)	CGNC: Corporate Governance and Nominations Committee		SCRC: Sustainability and Corporate Responsibility Committee
Corporate Governance Highlights
Our commitment to good corporate governance practices includes the following:

•	Separate Chairman and CEO.

•	Implemented declassification of the Board at the 2016 Annual General Meeting.

•	Ten out of 11 independent Board members.

•	Fully independent Board committees.

•	Risk oversight by full Board and committees.

•	Board commitment to sustainability and corporate citizenship.

•	Majority voting for directors in uncontested elections.

•	Independent directors meet regularly in executive sessions.

•	Seven of 11 directors with less than five years of Board service.

•	Robust director nomination process.

•	Diverse and international Board with extensive executive leadership, financial and operational expertise.

•	Annual Board review of Company strategy.

•	Active Board oversight of risk.

•	Rigorous stock ownership guidelines for directors and executive officers.

•	Comprehensive annual Board and committee self-assessments.

•	Robust investor outreach program.

•	Board takes active role in management succession planning.

2016 Financial Highlights
2016 was a year of solid performance for Bunge. Financially, we:

•	Drove a significant turnaround in Food & Ingredients and Sugar & Bioenergy by structurally improving the underlying competitiveness of our operation.

•	Delivered $135 million of cost and efficiency benefits, exceeding our 2016 target by $10 million.

•	Generated $1.9 billion of operating cash flows and $1.5 billion in funds from operations (adjusted)(1).

•	On the back of strong cash generation, we continued our prudent focus on capital allocation, returning over $450 million to shareholders through dividends and share repurchases.

•	Achieved returns above cost of capital - 7.4% ROIC(2).

•	Delivered diluted earnings per share from continuing operations of $5.07, the third year of consecutive growth.

(1)
Funds from operations (adjusted) is a non-GAAP financial measure. For further information on non-GAAP financial measures, including a reconciliation to the most directly comparable U.S. GAAP financial measure, see Appendix C to this proxy statement.

(2)
Return on Invested Capital ("ROIC") is a non-GAAP financial measure. See Appendix C to this proxy statement for further information on non-GAAP financial measures. Among other things, ROIC is used by us as a performance metric for purposes of our executive compensation plans. See "Executive Compensation" for further information.

Executive Compensation Highlights
Bunge's executive compensation philosophy is built upon a strong foundation of linking pay with performance and is structured to:

•	Align the interests of executive with the long-term interests of shareholders. The majority of NEO pay opportunity is delivered in the form of equity.

•	Drive business goals and strategies. Incentive plan targets are directly tied to business goals and strategies, and are based upon metrics that drive long-term value creation.

•
Reward profitable growth and increased shareholder value. Performance measures balance earnings growth and returns on investment. The pay mix is equity leveraged resulting in realized compensation in line with stock price performance.

A strong relationship exists in both the short- and long-term between CEO pay and Company performance. Over the prior three years, CEO pay has been consistently and directionally aligned with Bunge's year-over-year financial performance(1):
(1) Net Income and Diluted Earnings Per Share from continuing operations results are unadjusted and as reported in the Company's financial statements. Return on Invested Capital is a non-GAAP financial measure used by us as a performance metric for purposes of our executive compensation plans. See "Executive Compensation" and Appendix C for further information regarding ROIC and non-GAAP financial measures. CEO Pay is as reported in the Summary Compensation Table on page 45 of this proxy statement less the Change in Pension Value & Non-Qualified Deferred Compensation Earnings.

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
Questions and Answers about Voting Your Common Shares
Why did I receive this Proxy Statement?
Bunge Limited ("Bunge" or the "Company") has furnished these proxy materials to you because Bunge's Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders on May 25, 2017 (the "Annual General Meeting"). This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Bunge. Bunge's 2016 Annual Report, which includes Bunge's 2016 Annual Report on Form 10-K, is also being furnished together with this proxy statement. If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual General Meeting. Bunge is making its proxy materials first available to shareholders on or about April 13, 2017.
Bunge has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 30, 2017, the record date for the Annual General Meeting.
Bunge has requested that banks, brokerage firms and other nominees who hold Bunge common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 30, 2017 forward either a Notice (defined below) or a printed copy of these materials, together with a proxy card or voting instruction form, to those beneficial shareholders. Bunge has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
Finally, Bunge has provided for these materials to be sent to persons who have interests in Bunge common shares through participation in the Company share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.
Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to attend and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. The share register will not be closed between the record date and the date of the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.
What is Notice and Access and why did Bunge elect to use it?
As permitted by regulations of the Securities and Exchange Commission, Notice and Access provides companies with the ability to make proxy materials available to shareholders electronically via the Internet. Bunge has elected to provide many of our shareholders with a Notice of Internet Availability of Proxy Materials ("Notice") instead of receiving a full set of printed proxy materials in the mail. The Notice is a document that provides instructions regarding how to:

•	view our proxy materials on the Internet;

•	vote your shares; and

•	request printed copies of these materials, including the proxy card or voting instruction form.
On or about April 13, 2017, we began mailing the Notice to certain beneficial shareholders and posted our proxy materials on the website referenced in the Notice. See "Notice of Internet Availability of Proxy Materials" in this proxy statement for more information about where to view our proxy materials on the Internet.
As more fully described in the Notice, shareholders who received the Notice may choose to access our proxy materials on the website referenced in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The selected delivery choice will remain in effect until changed by the shareholder. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials by email unless you elect otherwise.
How many votes do I have?
Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 30, 2017, there were 140,377,248 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?
Shareholders are being asked to vote on the following matters at the Annual General Meeting:

•	Proposal 1 — election of the ten directors named in this proxy statement;

•	Proposal 2 — the appointment of Deloitte & Touche LLP as our independent auditors and authorization of the Audit Committee of the Board to determine the auditors' fees;

•	Proposal 3 — the approval of a non-binding advisory vote on the compensation of our named executive officers;

•	Proposal 4 — a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

•	Proposal 5 — the approval of the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan.
Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, Bunge does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card, as well as a form of photo identification, to the shareholders' check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee must bring account statements or letters from their banks or brokers showing that they own Bunge common shares, together with a form of photo identification. Registration will begin at 9:00 a.m.,

EDT, and the Annual General Meeting will begin at 10:00 a.m., EDT.
How do I vote?
You can exercise your vote in the following ways:

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By Telephone or the Internet:  If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the Internet, by following the instructions on your proxy card. If you are a beneficial shareholder, please follow the instructions on your Notice or voting instruction form.

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By Mail:  If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are a beneficial shareholder and received or requested printed copies of the proxy materials, you can vote by following the instructions on your voting instruction form.

•
At the Annual General Meeting:  If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares. You must bring this additional proxy to the Annual General Meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to vote as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card or voting instruction form but do not indicate instructions for voting, your common shares will be voted "FOR" each of Proposals 1, 2, 3 and 5 and for "1 Year" for Proposal 4. With respect to any other matter which may properly come before the Annual General Meeting, your common shares will be voted at the discretion of the proxy holders.
May I change or revoke my proxy?
You may change or revoke your proxy at any time before it is exercised in one of four ways:

•	Notify our Secretary in writing at the address provided below before the Annual General Meeting that you are revoking your proxy;

•	Use the telephone or the Internet to change your proxy;

•	Submit another proxy card (or voting instruction form if you hold your common shares in street name) with a later date; or

•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.
You may not revoke a proxy simply by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Secretary at 50 Main Street, White Plains, New York 10606, U.S.A., or by facsimile to (914) 684-3497.
What does it mean if I receive more than one Notice or set of proxy materials?
It means that you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple Notices or copies of proxy materials will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Bunge's common shares, your broker, bank or other nominee may deliver only one copy of the Notice or proxy materials to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Bunge will deliver promptly, upon written or oral request, a separate copy of the Notice, proxy statement or 2016 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of these documents should submit their request to Bunge's Investor Relations department by telephone at (914) 684-2800 or by submitting a written request to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit our website at www.bunge.com, click on the "Investors—Shareholder Info & Services—Electronic Delivery Enrollment" links and follow the instructions provided.

What constitutes a quorum?
The presence at the start of the Annual General Meeting of at least two persons representing, in person or by proxy, more than one-half of our outstanding common shares will constitute a quorum for the transaction of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the votes cast is required to elect each of the nominees for director (Proposal 1). As this is an uncontested election, any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.
The affirmative vote of a majority of the votes cast is also required to approve the appointment of our independent auditors (Proposal 2), the non-binding advisory vote on executive officer compensation (Proposal 3) and the 2017 Bunge Limited Non-Employee Directors Equity Incentive Plan (Proposal 5).
The non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4) is a plurality vote, which means that we will consider shareholders to have expressed a non-binding preference for the option presented to shareholders that receives the most votes in favor.
Proposals 3 and 4 are advisory votes only and, as discussed in the respective proposals later in this proxy statement, the voting results are not binding on us. However, consistent with our record of shareholder engagement, our Board will review the results of the votes and will take them into account in considering the compensation of our executive officers and the frequency of future advisory votes on executive compensation.
Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
Under the rules of the New York Stock Exchange ("NYSE"), if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your common shares in connection with Proposals 1, 3, 4 and 5. Accordingly, if your common shares are held in street name and you do not submit voting instructions to your broker, your common shares will be treated as broker non-votes for these proposals.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at the discretion of the proxy holders.
Who will count the votes?
Broadridge will act as the inspector of election and will tabulate the votes.
Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card
Bunge shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., EDT, on May 24, 2017. If you appoint your proxy by telephone or the Internet, we must receive your appointment no later than 11:59 p.m., EDT, on May 24, 2017. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan or the Bunge Savings Plan — Supplement A, you must also submit your voting instructions by this deadline in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name and you are voting by mail, you should return your voting instruction form in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds Bunge common shares on your behalf.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of proxy materials and the Notice. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We have retained Innisfree M&A Incorporated to assist us in the distribution of the proxy materials and to act as proxy solicitor for the Annual General Meeting for a fee of $15,000 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or other employees. We will not pay any additional compensation to these individuals for any such services.

CORPORATE GOVERNANCE
The following sections provide an overview of Bunge's corporate governance policies and practices, including with respect to Board tenure and refreshment, independence of directors, Board leadership, risk oversight, shareholder outreach and the structure and key aspects of our Board and committee operations. The Board regularly reviews our policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices.
Board Structure and Size
As of the date of this proxy statement, our Board consists of 11 directors (decreasing to ten upon the expiration of Mr. Engels' current term at the Annual General Meeting). Following the approval by our shareholders at the 2016 Annual General Meeting of the Company's proposal to amend our bye-laws to effect the declassification of the Board, all directors will be elected to one-year terms at the 2017 Annual General Meeting and the classified board structure will be fully eliminated.
Board Tenure and Refreshment
The Board actively reviews and refreshes its membership. Given the complexity and long-term nature of our business, we believe that a mix of longer-tenured, experienced directors and newer directors with fresh perspectives contributes to an effective Board. In furtherance of this objective, the Board maintains an active Board succession and refreshment program led by the Corporate Governance and Nominations Committee. Since 2012, the Board has added seven new directors and had seven directors leave the Board, including several long-tenured directors. As a result, seven of our 11 current directors have served on the Board for less than five years. Reflecting its continued focus on Board refreshment, Mr. William Engels, who has served on the Board since 2001, will step down from the Board upon the expiration of his term at the Annual General Meeting.
The Board has adopted a Board retirement age of 72; however, it does not impose director tenure limits as the Board believes that imposing limits on director tenure could arbitrarily deprive it of the valuable contributions of its most experienced members. Accordingly, length of Board service is one of a variety of factors considered by the Corporate Governance and Nominations Committee in making director nomination recommendations to the Board.
Board Independence
The Board is composed of a substantial majority of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The NYSE has also established enhanced independence standards applicable to members of our audit committee and our compensation committee.
The Board annually reviews commercial and other relationships between directors or members of their immediate families and Bunge in order to make a determination regarding the independence of each director. To assist it in making these determinations, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Guidelines, which are included as Appendix A to this proxy statement and are also available through the "Investors — Corporate Governance" section of our website, www.bunge.com. Transactions, relationships and arrangements between a director and Bunge that are within our independence standards are deemed immaterial, subject to NYSE standards. Additionally, Bunge's bye-laws provide that no more than two directors may be employed by Bunge or any company or entity which is controlled by Bunge.
In making its independence determinations, the Board considers relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. In 2016, Bunge made sales in the ordinary course of business to Anheuser-Busch InBev S.A., where Mr. Cornet de Ways-Ruart serves as a director, and International Flavors and Fragrances, where Mr. Fibig serves as an executive officer; had ordinary course business relationships with Telefonica Argentina S.A., where Mr. Boilini serves as a director; had commercial and charitable relationships with a charitable organization where Mr. Boilini serves as a board member; and provided certain administrative support services to Mutual Investment Limited, a holding company and former parent company of Bunge Limited which currently has no significant operations, where Mr. Engels serves as a director.

Based on the evaluation and criteria described above, the Board has determined that the following directors are independent: Messrs. Bachrach, Boilini, Cornet de Ways-Ruart, Engels, Ferrier, Fibig, Lupo and McGlade and Mses. Browner and Hyle. Mr. Schroder is not considered an independent director due to his position as an executive officer of Bunge. Accordingly, ten of our 11 directors are independent and our Board's committees are comprised solely of independent directors.
Board Leadership Structure
Our Board does not have a requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board believes this determination should be made based on the best interests of Bunge and its shareholders at any point in time based on the facts and circumstances then facing the Company. Demonstrating the Board's commitment to making these thoughtful and careful determinations, our Board separated the Chairman and CEO roles in June 2013 at the time of Mr. Schroder's appointment as CEO, and appointed L. Patrick Lupo as the Company's independent, non-executive Chairman effective January 1, 2014. The Board believes that its current leadership structure is in the best interests of the Company and its shareholders at this time and demonstrates its commitment to independent oversight, which is a critical aspect of effective governance.
Additionally, as described above, our Board is characterized by a substantial majority of independent directors as well as Board committees that are comprised entirely of independent directors. As a result, independent directors oversee critical matters, including the integrity of our financial statements, the evaluation and compensation of executive management, the selection of directors, Board performance and our risk management practices.
Board Meetings and Committees
The Board normally has five regularly scheduled in person meetings per year, and committee meetings are normally held in conjunction with Board meetings. Additionally, the Board holds telephonic meetings to receive updates on the Company's business and as circumstances may require. Our Board met eight times in 2016. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year.
Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have five standing Board committees: the Audit Committee, the Compensation Committee, the Finance and Risk Policy Committee, the Corporate Governance and Nominations Committee and the Sustainability and Corporate Responsibility Committee. Each committee is comprised entirely of independent directors, and the members of the Audit Committee and the Compensation Committee also meet the enhanced independence rules of the SEC and NYSE applicable to such committees. Each of our committees is authorized and assured of appropriate funding to retain and consult with external advisors and counsel. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each committee has the power under its charter to sub-delegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of all our committee charters are available on our website, www.bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.
Audit Committee. Pursuant to its charter, our Audit Committee assists the Board in fulfilling its responsibility for oversight of:

•	the quality and integrity of our financial statements and related disclosure;

•	our compliance with legal and regulatory requirements;

•	the independent auditor's qualifications, independence and performance; and

•	the performance of our internal audit and control functions.
Please see the Audit Committee Report included in this proxy statement for information about our 2016 fiscal year audit. The Audit Committee met ten times in 2016. The Audit Committee meets separately with our independent auditor and also in executive sessions with members of management and our chief audit executive from time to time as deemed appropriate by the committee. Additionally, the Audit Committee periodically meets in executive sessions at which only the Audit Committee members are in attendance, without any members of our management present. The members of our Audit Committee are Messrs. Boilini, Cornet de Ways-Ruart and Fibig and Mses.

Browner and Hyle (chair). Our Board has determined that each of Mr. Boilini and Ms. Hyle qualifies as an audit committee financial expert. In accordance with our Audit Committee charter, no committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board.
Compensation Committee. Our Compensation Committee designs, reviews and oversees Bunge's executive compensation program. Under its charter, the committee, among other things:

•
reviews and approves corporate goals and objectives relevant to the compensation of our CEO, evaluates the performance of the CEO in light of these goals and objectives and sets the CEO's compensation based on this evaluation;

•	reviews the evaluations by the CEO of the direct reports to the CEO and approves and oversees the total compensation packages for the direct reports to the CEO;

•	reviews and makes recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administers and interprets our equity incentive plans;

•	reviews our compensation practices to ensure that they do not encourage unnecessary and excessive risk taking;

•	makes recommendations to the Board on director compensation; and

•	periodically reviews our management succession program for senior executive positions and ensures that the Board is informed of its status.
Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any such compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee's role, its use of outside advisors and their roles, as well as the committee's processes and procedures for the consideration and determination of executive compensation, see "Executive Compensation — Compensation Discussion and Analysis" beginning on page 20 of this proxy statement.
The Compensation Committee met six times in 2016. The members of our Compensation Committee are Messrs. Bachrach (chairman), Engels, Ferrier, Lupo and McGlade.
Corporate Governance and Nominations Committee. Our Corporate Governance and Nominations Committee is responsible for, among other things:

•
monitoring, advising and making recommendations to the Board with respect to the law and practice of corporate governance and the duties and responsibilities of directors of public companies, as well as overseeing our corporate governance initiatives and related policies;

•	leading the Board in its annual performance evaluation and overseeing the self-evaluations of each Board committee;

•
identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board (see "— Nomination of Directors" for more information);

•	reviewing and making recommendations to the Board regarding director independence; and

•	overseeing our related person transaction policies and procedures.
The Corporate Governance and Nominations Committee met six times in 2016. The members of our Corporate Governance and Nominations Committee are Messrs. Bachrach and Lupo (chairman) and Mses. Browner and Hyle. Each of the members of the Corporate Governance and Nominations Committee is independent under the listing standards of the NYSE.
Finance and Risk Policy Committee. Our Finance and Risk Policy Committee ("FRPC") is responsible for supervising the quality and integrity of our financial and risk management practices. As further described below, the FRPC reviews and updates our risk management policies and risk limits on a periodic basis and advises our Board on financial and risk management practices. The FRPC met five times in 2016. The members of the FRPC are Messrs. Boilini (chairman), Cornet de Ways-Ruart, Engels, Ferrier, Fibig and McGlade.

Sustainability and Corporate Responsibility Committee. Our Sustainability & Corporate Responsibility Committee ("SCRC") provides oversight of Bunge's policies, strategies and programs with respect to sustainability, corporate social responsibility, the environment, human rights, community relations, supply chains, nutrition and health, public affairs, philanthropy and other matters. The SCRC met four times in 2016. The members of the SCRC are Messrs. Cornet de Ways-Ruart, Engels and Ferrier and Ms. Browner (chair).
Risk Oversight
Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. For the Board, fundamental aspects of its risk management oversight activities include:

•	understanding the Company's strategy and the associated major risks inherent in our operations and corporate strategy;

•	crafting the right Board for our Company, including establishing an appropriate committee structure to carry out its oversight responsibilities effectively; and

•
overseeing implementation by management of appropriate risk management and control procedures and developing and maintaining an open, ongoing dialogue with management about major risks facing the Company.

Our Board has considered the most effective organizational structure to appropriately oversee major risks for our Company. It has established a dedicated Board committee, the FRPC, which enables greater focus at the Board level on financial risk oversight tailored to our business and industries. The FRPC has responsibility for oversight of the quality and integrity of our financial and risk management practices relating to the following key risk areas: commodities risk, foreign exchange risk, interest rate and liquidity risk, credit and counterparty risk, country risk, derivatives risk, capital structure and approval of corporate risk policies and limits associated with the Company's risk appetite. The FRPC meets regularly with our CEO, Chief Financial Officer, chief risk officer, treasurer and other members of senior management to receive regular updates on our risk profile and risk management activities.
Additionally, each of our other Board committees considers risks within its area of responsibility. For example, our Audit Committee focuses on risks related to the Company’s financial statements, the financial reporting process and accounting and financial controls. The Audit Committee receives an annual risk assessment briefing from our chief audit executive, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to address the identified risks. The Audit Committee also reviews key risk considerations relating to the annual audit with our independent auditors. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to legal and compliance matters, including meeting with and receiving periodic briefings from our general counsel, other members of our legal staff and our chief compliance officer. In developing and overseeing our compensation programs, the Compensation Committee seeks to create incentives that are appropriately balanced and do not motivate employees to take imprudent risks. See "Compensation and Risk" on page 43 of this proxy statement for more information. Our Corporate Governance and Nominations Committee oversees risks related to the Company's governance structure and processes. This includes its role in identifying individuals qualified to serve as Board members, and its leadership of the annual Board self-assessment process that is aimed at ensuring that the Board is functioning effectively and is able to meet all of its responsibilities, including risk oversight. The Sustainability and Corporate Responsibility Committee is engaged in oversight of sustainability, environmental and social responsibility matters, including related reputational risks and business risks.
All of our Board committees regularly report on their activities to the full Board to promote effective coordination and ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks.
Corporate Governance Guidelines and Code of Conduct
Our Board has adopted Corporate Governance Guidelines that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our Corporate Governance Guidelines are available on our website, www.bunge.com. Please note that information contained in or connected to our website is not intended to be part of this proxy statement.

The Code of Conduct sets forth our commitment to ethical business practices, reinforces various corporate policies and reflects our values, vision and culture. Our Code of Conduct applies to all of our directors, officers and employees worldwide, including our CEO and senior financial officers. Our Code of Conduct is available on our website. We intend to post amendments to and waivers (to the extent applicable to certain officers and our directors) of our Code of Conduct on our website.
Executive Sessions of Our Board
Our Corporate Governance Guidelines provide that the non-management directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board has adopted a policy that the non-management directors will meet without management present at each regularly scheduled in person Board meeting. Our non-executive, independent Chairman presides over these sessions.
Communications with Our Board
To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established a physical mailing address to which such communications may be sent. This physical mailing address is available on our website, www.bunge.com, through the "Investors — Corporate Governance" section.
Communications received are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board or Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chairman, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.
Board Member Attendance at Annual General Meetings
It is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2016, all of our then serving directors attended our Annual General Meeting.
Shareholder Outreach and Engagement
Shareholder outreach is a key priority of our Board and management, and through our shareholder outreach program, we engage with our investors to gain valuable insights into the current and emerging issues that matter most to them, including with respect to corporate governance, executive compensation and other matters. Over each of the past four years, we have engaged with institutional investors representing approximately 35% to 40% of our outstanding shares. Our independent Chairman participates in these sessions, and feedback is relayed to the Board of Directors. Additionally, outside of the shareholder outreach program, we interact with institutional and individual shareholders throughout the year on a wide range of issues.
Board and Committee Evaluations
The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. As part of the Board self-evaluation process, our independent Chairman interviews each director to obtain his or her assessment of the effectiveness of the Board and committees, as well as director performance and Board dynamics. Additionally, each committee annually reviews its own performance through written questionnaires and assesses the adequacy of its charter. The process is designed and overseen by the Corporate Governance and Nominations Committee, which is chaired by our independent Chairman, and the results of the evaluations are discussed by the full Board.
Nomination of Directors
As provided in its charter, the Corporate Governance and Nominations Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominees submitted by shareholders. The Corporate Governance and Nominations Committee, in its commitment to our Corporate Governance Guidelines, strives to nominate director candidates who exhibit high standards of ethics, integrity, commitment and accountability and who are committed to promoting the long-term interests of our shareholders. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skill and relevant expertise sufficient to provide sound guidance with respect to our operations and interests. The committee strives to recommend candidates who complement the current members of the Board and other proposed nominees so as to further the objective of having a Board that reflects a diversity of background and experience with the necessary skills to effectively perform the functions of the Board and its committees. In that regard, from time to time, the Corporate Governance and Nominations Committee may identify certain skills or attributes as being particularly desirable to help meet specific Board needs that have arisen or are expected to arise. When the Corporate Governance and Nominations Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board at that time given the then-current mix of director attributes. Additionally, the Corporate Governance and Nominations Committee annually reviews the tenure, performance, skills and contributions of existing Board members to the extent they are candidates for re-election. Directors eligible for re-election abstain from Board discussions regarding their nomination and from voting on such nomination.
Under the Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chairman of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business.
In connection with the director nominations process, the Corporate Governance and Nominations Committee may identify candidates through recommendations provided by members of the Board, management, shareholders or other persons, and has also engaged professional search firms to assist in identifying or evaluating qualified candidates. Mr. Fibig, who joined the Board in August 2016, was identified through a professional search firm. The Corporate Governance and Nominations Committee will review and evaluate candidates taking into account available information concerning the candidate, the qualifications for Board membership described above and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of other members of the Board, senior management and third parties, conduct interviews of proposed candidates and request that candidates meet with other members of the Board. The Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. The Corporate Governance and Nominations Committee has not received any nominations for director from shareholders for the Annual General Meeting.
In accordance with our bye-laws, shareholders who wish to propose a director nominee must give written notice to our Secretary at our registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to nominate for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to Bunge that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. Bunge may require any nominee to furnish such other information as reasonably may be required by Bunge to determine the eligibility of such nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.

PROPOSAL 1 — ELECTION OF DIRECTORS
Election of Directors
Our Board has nominated each of the ten nominees listed below for election at the Annual General Meeting, each to hold office until next year's Annual General Meeting. The Board has nominated each of these directors based on the recommendation of the Corporate Governance and Nominations Committee. Each nominee is presently a member of the Board and has agreed to serve if elected. Mr. William Engels, who has served on our Board since 2001, will be stepping down from the Board when his current term expires on the date of the Annual General Meeting. Following the Annual General Meeting, the size of the Board therefore will be reduced from 11 to ten members.
The Board believes that its members possess a variety of skills, qualifications and experience that contribute to the Board's ability to oversee our operations and the growth of our business. The following paragraphs set forth information about the nominees.
Nominees

Ernest G. Bachrach, 64

Mr. Bachrach has been a member of our Board since 2001. He is a former partner and member of the board of directors of Advent International Corporation, a global private equity firm. He worked at Advent from 1990 to 2015 and held several positions during that time, including chairman of the firm's Latin American investment committee. He also served on Advent's global executive committee for 12 years. Prior to joining Advent, Mr. Bachrach was Senior Partner, European Investments, for Morningside Group, a private investment group. He is a member of the Endeavor Global, Inc. boards in Miami and Peru. He has a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Bachrach also serves on the Board of Governors of the Lauder Institute of the Wharton School of the University of Pennsylvania. Mr. Bachrach's skills and experience as a senior leader of a private equity firm provide our Board with knowledge of financial markets, financial and business analysis, mergers and acquisitions and business development. He brings to the Board international business and board experience and also qualifies as an audit committee financial expert.

Enrique H. Boilini, 55

Mr. Boilini has been a member of our Board since 2001. He is a senior managing director of Lone Star Latin American Acquisitions LLC, an affiliate of Lone Star Funds, a global private equity firm. He is also a Managing Member at Yellow Jersey Capital, LLC, an investment management company which he established in 2002. Prior to establishing Yellow Jersey Capital, Mr. Boilini was a Managing Member of Farallon Capital Management, LLC and Farallon Partners,  LLC, two investment management companies, since 1996. Mr. Boilini joined Farallon in 1995 as a Managing Director. Prior to that, Mr. Boilini also worked at Metallgesellschaft Corporation, as the head trader of emerging market debt and equity securities, and also served as a Vice President at The First Boston Corporation, where he was responsible for that company's activities in Argentina. Mr. Boilini is also a member of the Board of TELECOM Argentina. He has also been a visiting professor at IAE Business School at Universidad Austral in Buenos Aires. Mr. Boilini received an M.B.A. from Columbia Business School in 1988 and a Civil Engineering degree from the University of Buenos Aires School of Engineering. Mr. Boilini brings to the Board significant financial and capital markets acumen, including knowledge with respect to derivatives. He brings international board and business experience to the Board and also qualifies as an audit committee financial expert.

Carol M. Browner, 61

Ms. Browner has been a member of our Board since August 2013. She is a senior counselor at Albright Stonebridge Group, a global advisory firm that provides strategic counsel to businesses on government relations, macroeconomic and political risks, regulatory issues, market entry strategies, and environmental, social and corporate governance issues. From 2009 to 2011, she served as Assistant to President Barack Obama and director of the White House Office of Energy and Climate Change Policy. From 2001 to 2008, Ms. Browner was a founding principal of the Albright Group and Albright Capital Management LLC. Previously, she served as Administrator of the Environmental Protection Agency from 1993 to 2001. She chairs the board of the League of Conservation Voters. She holds a J.D. and B.A. from the University of Florida. Ms. Browner brings to the Board significant experience in energy, the environment and agriculture and in advising large, complex organizations in both the public and private sectors.

Paul Cornet de Ways-Ruart, 49

Mr. Cornet de Ways-Ruart joined our Board in July 2015. He held senior roles at Yahoo! EMEA from 2006-2011, where he led Corporate Development before becoming its Senior Finance Director and Chief of Staff. Previously, Mr. Cornet de Ways-Ruart was Director of Strategy at Orange UK, a mobile network operator and internet service provider, and worked with McKinsey & Company in London and Palo Alto, California. He holds a Master's Degree in Engineering and Management from the Catholic University of Louvain and an MBA from the University of Chicago. Mr. Cornet de Ways-Ruart serves on the Board of Directors of Anheuser-Busch Inbev, Floridienne Group, Adrien Invest SCRL and several privately held companies. Mr. Cornet de Ways-Ruart brings to the Board experience in corporate strategy and M&A, as well as valuable insights into the food and beverage industry.

Andrew Ferrier, 58

Mr. Ferrier has been a member of our Board since 2012. He is Executive Chairman of Canz Capital Limited, a private investment company he founded in 2011. He served as Chief Executive Officer of Fonterra Co-operative Group Ltd., a leading New Zealand-based international dairy company, from 2003 to 2011. Previously, he served as President and Chief Executive Officer of GSW Inc., a Canadian consumer durable goods manufacturer, from 2000 to 2003. Prior to 2000, Mr. Ferrier spent 16 years in the sugar industry working in Canada, the United States, the United Kingdom and Mexico. From 1994 to 1999, Mr. Ferrier worked for Tate & Lyle, first as President of Redpath Sugars and subsequently as President and Chief Executive Officer of Tate & Lyle North America Sugars Inc. Mr. Ferrier has served as Chairman of New Zealand Trade and Enterprise, the national economic development agency, since November 2012 and since October 2014 has been Chairman of Orion Health Ltd. He also serves as a councillor of the University of Auckland. Mr. Ferrier's experience as the former chief executive of a large international enterprise focused on agricultural exports, and his experience as a former senior executive in the sugar industry, provides our Board with extensive knowledge of, and valuable insights into, relevant industries, as well as strategic, operational, management and marketing expertise.

Andreas Fibig, 55

Mr. Fibig joined our Board in 2016. He is Chairman and CEO of International Flavors & Fragrances Inc., a leading global innovator of flavors, fragrances and cosmetic active ingredients for consumer products. Previously, he was President and Chairman of the Board of Management of Bayer HealthCare Pharmaceuticals, the pharmaceutical division of Bayer AG, and held senior leadership roles at Pfizer Inc. and Pharmacia. Mr. Fibig holds a degree in Marketing and Business Management from Berlin’s University of Economics. He chairs the Board of Trustees of the Max Planck Institute for Infection Biology. Mr. Fibig’s experience leading a global publicly traded company serving the consumer products industry, and in particular developing innovative solutions for food and beverage companies, provides him with valuable insights on consumer preferences and tastes as we continue to grow our Food & Ingredients business. Additionally, he brings to our Board strategic, operational, management, marketing and regulatory expertise.

Kathleen Hyle, 58

Ms. Hyle has been a member of our Board since 2012. She served as Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until her retirement in June 2012 following the completion of the merger of Constellation Energy with Exelon Corporation. From June 2007 to November 2008, Ms. Hyle served as Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC, a strategic joint venture between Constellation Energy and Électricité de France. Ms. Hyle held the position of Senior Vice President of Finance for Constellation Energy from 2005 to 2007 and Senior Vice President of Finance, Information Technology, Risk and Operations for Constellation New Energy from January to October 2005. Prior to joining Constellation Energy, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car; Vice President and Treasurer of Auto-Nation, Inc.; and Vice President and Treasurer of The Black and Decker Corporation. Ms. Hyle is currently a director of AmerisourceBergen Corporation and is a former director of The ADT Corporation. She also serves on the Board of Trustees of Center Stage in Baltimore, MD. and is a former trustee of the Loyola University Maryland Sellinger School of Business and Management. Ms. Hyle brings to our Board extensive financial experience gained through her career with Constellation Energy and other public companies. This experience also enables Ms. Hyle to provide critical insight into, among other things, our financial statements, accounting principles and practices, internal control over financial reporting and risk management processes. Ms. Hyle qualifies as an audit committee financial expert. In addition, Ms. Hyle brings extensive management, operations, mergers and acquisitions, technology, marketing, retail and regulatory experience to our Board.

L. Patrick Lupo, 66

Mr. Lupo has been a member of our Board since 2006. He was appointed non-executive Chairman of our Board effective January 1, 2014, and previously served as our Lead Independent Director since 2010. He is the former chairman and chief executive officer of DHL Worldwide Express (DHL). Mr. Lupo joined DHL in 1976. He served as chairman and CEO from 1986 to 1997 and as executive chairman from 1997 to 2001. During his tenure at DHL, he also served as CEO, The Americas, and general counsel. Mr. Lupo received a law degree from the University of San Francisco and a B.A. degree from Seattle University. He is a former director of O2 plc, Ladbrokes plc (formerly Hilton Group plc) and a former member of the supervisory board of Cofra, AG). Mr. Lupo's experience as former chairman and chief executive officer of a major global logistics company provides valuable leadership, strategic, operational, management, marketing, financial and risk management skills to our Board, as well as insight into logistics, a critical element of our business. Additionally, his legal background provides our Board with an important perspective. He also brings to the Board significant international board experience.

John E. McGlade, 63

Mr. McGlade has been a member of our Board since August 2014. He was chairman, president and CEO of Air Products from 2008 to 2014. He joined Air Products in 1976 and held positions in the company's Chemicals and Process Industries, Performance Materials and Chemicals Group divisions. He was appointed president and chief operating officer of Air Products in 2006 and retained the title of president when he was named as chairman and CEO two years later. Mr. McGlade serves on the board of directors of The Goodyear Tire & Rubber Company. He is a trustee of The Rider-Pool Foundation and the ArtsQuest Foundation, and a former trustee of Lehigh University. Mr. McGlade has strong leadership skills and extensive management, international and operating experience, including as chief executive officer of a public company operating in the industrial sector. These experiences provide him with valuable insights as a member of our Board.

Soren Schroder, 55
Mr. Schroder became our CEO in June 2013. He has been a member of our Board since May 2013. From 2010 to 2013 he was CEO, Bunge North America, leading Bunge's business operations in the United States, Canada and Mexico. Since joining Bunge in 2000, he has served in a variety of agribusiness leadership roles at the Company in the United States and Europe. Prior to joining Bunge, he worked for over 15 years at Continental Grain and Cargill. He received a B.A. in Economics from Connecticut College. Mr. Schroder brings to the Board significant experience in the agribusiness industry and our business, as well as operational, risk management and management experience.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

DIRECTOR COMPENSATION
Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2016 was comprised of a mix of cash and equity-based compensation. The Compensation Committee periodically receives competitive information on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation. In 2016, after review of the competitive landscape, no changes were made to compensation of the Board of Directors.

Director Compensation Table
The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2016.

	Non-Employee Director Compensation (1)
Name	Fees Earned or Paid in Cash($)	Stock Awards(2)(3)($)	Total($)
Ernest G. Bachrach	115,000	159,803	274,803
Enrique H. Boilini	125,000	159,803	284,803
Carol M. Browner	125,000	159,803	284,803
Paul Cornet de Ways-Ruart	110,000	159,803	269,803
Bernard de La Tour d'Auvergne Lauraguais (4)	41,667	—	41,667
William Engels	109,167	159,803	268,970
Andrew Ferrier	100,000	159,803	259,803
Andreas Fibig (5)	36,666	112,852	149,518
Kathleen Hyle	120,000	159,803	279,803
L. Patrick Lupo	215,000	331,007	546,007
John E. McGlade	100,000	159,803	259,803

(1)	Represents compensation earned in 2016.

(2)
Each of the non-employee directors serving on the Board on the close of business on the date of Bunge's 2016 Annual General Meeting received an annual grant of 2,439 restricted stock units ("RSUs") on May 25, 2016. Upon Mr. Fibig's appointment to the Board, he received a pro-rata annual grant of 1,797 RSUs effective August 29, 2016, the date of his appointment. Mr. de La Tour d'Auvergne Lauraguais did not receive a grant of RSUs as he resigned on the date of the 2016 Annual General Meeting. Annual grants vest on the first anniversary of the applicable date of grant (except for Mr. Fibig, whose prorated grant will vest on the same date as the 2016 annual grant made to other directors, May 25, 2017), provided the director continues to serve on the Board on such date. In addition, as part of Mr. Lupo's compensation for serving as non-executive Chairman, he was granted 2,613 RSUs on May 25, 2016 which vested on December 31, 2016. The closing price of Bunge's common shares on the NYSE on May 25, 2016 was $65.52, and on August 29, 2016 was $62.80.

(3)
The amounts shown reflect the full grant date fair value of the award for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 24 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of equity awards. Other than the RSUs reported above and associated dividend equivalents, no director had any other stock awards outstanding as of December 31, 2016. The number of awards granted and outstanding excludes dividend equivalents. The closing price of Bunge's common shares on the NYSE on December 30, 2016 was $72.24.

(4)	Mr. de La Tour d'Auvergne Lauraguais retired from the Board effective May 25, 2016.

(5)	Mr. Fibig was appointed to the Board effective August 29, 2016.

Directors' Fees. Non-employee directors received the following fees in 2016: (i) an annual retainer fee of $100,000; (ii) an annual grant of time-based restricted stock units with a targeted value of $140,000, (iii) an annual fee of $15,000 for service as committee chair on any committee, except for the Chair of the Audit Committee, who received an annual fee of $20,000 due to the added workload and responsibilities of this committee; and (iv) an annual fee for each member of the Audit Committee of $10,000 due to the added workload and responsibilities of this committee. No fees are paid for service as a member of any other Board committee. In 2016, our non-executive Chairman received a supplemental annual retainer consisting of $100,000 in cash and a targeted value of $150,000 in time-based restricted stock units. In addition, although directors do not receive an annual Board or committee meeting attendance fee, if the Board and/or a committee meets in excess of ten times in a given year, each director receives a fee of $1,000 for each additional meeting attended.
Bunge also reimburses non-employee directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings.
2007 Non-Employee Directors Equity Incentive Plan. The 2007 Non- Employee Directors Equity Incentive Plan, adopted in 2007, provides for (i) an annual equity award to each continuing non-employee director as of the date of Bunge's annual general meeting of shareholders and (ii) an equity award upon a new non-employee director's initial election or appointment to the Board, which consists of a pro rata portion of the award made to non-employee directors generally on the immediately preceding date of grant. The value, type and terms of such awards shall be approved by the Board based on the recommendation of the Compensation Committee. Bunge may grant non-qualified stock options, shares of restricted stock, restricted stock units and deferred restricted stock units under the 2007 Non-Employee Directors Equity Incentive Plan. Unless otherwise determined by the Compensation Committee, stock options become vested and exercisable on or after the third anniversary of the date of grant. The exercise price per share for each stock option is equal to the fair market value of a common share on the option grant date, as provided in the plan. Outstanding stock options remain exercisable for a period of ten years after their grant date. The 2007 Non-Employee Directors Equity Incentive Plan provides that up to 600,000 common shares may be issued under the plan. As of December 31, 2016, 113,732 shares remain available for issuance under the plan. Annual restricted stock unit awards generally vest on the first anniversary of the date of grant, provided the director continues to serve on the Board until such date. Restricted stock units granted as part of our Chairman's supplemental annual retainer vest on December 31 of the year of grant.
Non-Employee Directors Deferred Compensation Plan. Our Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Deferred Compensation Plan"), a non-tax qualified deferred compensation plan, is designed to provide non-employee directors with an opportunity to elect to defer receipt of all or a portion of their annual cash fees. Amounts deferred are credited in the form of hypothetical share units that are approximately equal to the fair market value of a Bunge common share on the date that fees are otherwise paid. Participants' deferral accounts will be credited with dividend equivalents, in the form of additional share units, in the event Bunge pays dividends to holders of its common shares. Distributions are made in the form of Bunge common shares or cash, as elected by the participant. Upon a change of control of Bunge, a participant will receive an immediate lump sum distribution of his or her account in cash or Bunge common shares, as determined by the Compensation Committee. As of January 1, 2009, participants no longer have the option to defer any portion of their annual cash fees pursuant to the Non-Employee Directors Deferred Compensation Plan as a result of the adoption of Section 457A of the Internal Revenue Code.
The number of shares underlying hypothetical share units held by our non-employee directors under this plan is shown in the share ownership table beginning on page 59 of this proxy statement.
Non-Employee Director Share Ownership Guidelines. To further align the personal interests of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of a non-employee director's initial appointment or election to the Board. For non-employee directors, the guideline is five times the annual cash retainer fee paid by Bunge to its non-employee directors (i.e., $500,000). Shares deemed to be owned for purposes of the share ownership guidelines include shares directly owned by the director, shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan and 50% of the difference between the exercise price of a vested, in-the-money stock option and the fair market value of a Bunge common share. Unvested stock options or restricted stock units do not count toward satisfaction of the guidelines. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through Bunge's equity incentive plans until the guidelines are met.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section of the proxy statement provides an overview of our executive compensation program and an analysis of the decisions made with respect to the compensation of our Named Executive Officers in 2016. For 2016 our Named Executive Officers were:

•	Soren Schroder, Chief Executive Officer ("CEO")

•	Andrew J. Burke, Chief Financial Officer

•	Raul Padilla, CEO Bunge Brazil and Managing Director, Sugar & Bioenergy

•	Brian Thomsen, Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines

•	Gordon Hardie, Managing Director, Food and Ingredients

COMPENSATION DISCUSSION AND ANALYSIS CONTENTS

COMMITMENT TO SHAREHOLDERS
SHAREHOLDER ENGAGEMENT AND COMPENSATION GOVERNANCE
Strong governance, driven by best practice and feedback from shareholders. We value the opinions of our shareholders as expressed through their votes and other communications and annually submit our executive compensation program to a shareholder advisory "say on pay" vote. Through our shareholder engagement outreach program, we receive valuable feedback on the issues that are most important to them, including our executive compensation program and our business and strategic direction. In the past four years, our non executive Chairman, L. Patrick Lupo, together with members of Bunge's senior management team, has engaged with institutional investors representing approximately 35% - 40% of our outstanding shares. In these discussions, we seek to highlight a strong historical alignment of pay and performance driven by a CEO pay mix that is substantially performance-based and tied to disclosed performance metrics and goals that incentivize the creation of sustainable, long-term shareholder value.
Based on feedback received from our shareholders, as well as the Committee's consideration of competitive market practices, and its goal of continuing to link compensation to the achievement of our business plans and strategies, we have made meaningful changes to our executive compensation program in recent years, and continue to do so as appropriate to maintain a strong link between executive pay and performance:

•	Added Return on Invested Capital (ROIC) to our long-term performance objectives in our Performance-Based Restricted Stock Unit (PBRSU) program, and equally weighted Earnings Per Share (EPS) and ROIC.

•	Committed to limiting the use of time vesting restricted stock unit awards to maintain our emphasis on performance-based compensation.

•	Added a provision to our stock ownership guidelines to provide more meaningful holding requirements up to 100% of shares acquired through equity plans.

•	New for 2016, increased the weighting of PBRSUs in each executive's long-term pay targets, from 50% to 60%, and further aligned PBRSU goal setting with Bunge's long-term business and strategic plans.
In addition, Bunge is committed to clarity of compensation disclosures and maintaining strong compensation governance practices to support our pay for performance principles and further align the program with the interests of our shareholders. We have adopted a number of "best practices" with respect to executive compensation, including:

•
Robust stock ownership guidelines for executive officers and directors (6x base salary for CEO; 3x base salary for other Named Executive Officers and 5x annual retainer for directors), with holding requirements on 100% of shares vested if the guideline is not met within the designated time frame.

•	Use of multiple performance metrics for annual and long-term incentives and comprehensive disclosure of incentive plan performance metrics and goals.

•
Long-term incentives that are 100% performance-based, with 60% in Performance-Based Restricted Stock Units that are only earned upon achievement of pre-established goals and 40% in stock options that only have value when there is an increase in shareholder value.

•	No golden parachute excise tax gross ups.

•	Executive compensation clawback policy applicable to all executive officers.

•	Anti hedging and anti pledging policy; transactions in company stock require pre-clearance and are subject to black-out periods.

•	No single trigger change of control provisions.

•	Equity incentive plan provisions that prohibit repricing of stock options without shareholder approval.

•	Use of an independent compensation consultant by the Committee.

•	Annual compensation risk assessment for employee incentive plans.

•	Limited perquisites.
2016 SAY-ON-PAY VOTE
Strong support from shareholders.  At our 2016 Annual General Meeting, 94% of the votes cast on our annual say on pay ballot item were in favor of our executive compensation program. We believe that the continuing overall level of support reflects the success of our shareholder outreach efforts and shareholder endorsement of the structure and outcomes of our executive compensation program.

OVERVIEW
PAY AND PERFORMANCE
Performance drives pay. The Committee actively monitors the relationship between pay and performance, and strives to maintain a program structured to align executive pay and company performance.
PERFORMANCE AND STRATEGIC HIGHLIGHTS
Demonstrated organizational strength and resiliency, delivering a solid year, while progressing on strategic priorities.

2016 was a year of many achievements. Financially, we:

•	Drove a significant turnaround in Food & Ingredients and Sugar & Bioenergy by structurally improving the underlying competitiveness of our operation.

•	Delivered $135 million of cost and efficiency benefits, exceeding our 2016 target by $10 million.

•	Generated $1.9 billion in operating cash flows and $1.5 billion in funds from operations (adjusted).

•	On the back of strong cash generation, we continued our prudent focus on capital allocation, returning over $450 million to shareholders through dividends and share repurchases.

•	Achieved returns above cost of capital - 7.4% ROIC.

•	Delivered diluted earnings per share from continuing operations of $5.07, the third year of consecutive growth.
Strategically, it was a significant year of progress. We made multiple portfolio enhancements that will build sustainable long-term value for Bunge. Through strong acquisitions, builds, and partnerships we continued to strengthen our winning footprint across the globe. Underpinning these accomplishments is our unwavering commitment to safety. We progressed on our journey toward a zero injury safety culture with a 34% reduction in lost time incidents and a lower number of safety incidents overall.
Sustainability is central to our vision as well. In 2016, we worked internally to reduce our environmental footprint, collaborating across the value chain. Our efforts were recognized with a AAA sustainability rating from MSCI.
RETURN TO SHAREHOLDERS
Tracking to peers long-term. The following chart illustrates how a $100 investment in Bunge common shares compares to the same investment in our peer comparators and the S&P 500 over the most recent five year period. While we exceeded peer returns through 2015, challenging market conditions resulted in Bunge's lagging peer returns through 2016.

(1)	Median returns for companies in Bunge's peer group (as described on page 30 of this proxy statement) and median returns for companies in the S&P 500.

PAY STRUCTURE AND HIGHLIGHTS
Financial and shareholder performance driven. In furtherance of our pay for performance objectives, it is our practice to deliver the majority of Named Executive Officer compensation in the form of performance-based equity awards with multi-year vesting. Additionally, our use of PBRSUs, with vesting contingent on achieving specific long-term financial performance metrics, further reinforces the performance driven nature of our executive compensation program.
Elements of Executive Compensation
EBIT = Earnings Before Interest and Taxes
EPS = Fully Diluted Earnings Per Share from Continuing Operations
ROIC = Return on Invested Capital

Target Mix of Executive Compensation1
Highly performance leveraged and focused on long-term, equity incentives. On average, our Named Executive Officers have more than 50% of total compensation targeted to be paid in long-term, equity-based incentives. Our CEO's targeted compensation is designed to place an even larger portion of total pay at risk in the form of long-term equity awards to reflect the greater level of responsibility he has for Bunge's overall performance.

(1) 2016 base salary, target 2016 annual cash incentive, 2016 target value of equity awards at grant. Other NEO target represents the average of the Named Executive Officers, excluding the CEO.
CEO Pay Analysis
A strong relationship in both the short- and long-term between CEO pay and company performance.
CEO reported pay is directionally aligned with Bunge's year-over-year financial performance1:

1 Net Income and Diluted Earnings Per Share from continuing operations results are unadjusted and as reported in the Company's financial statements. Return on Invested Capital is a non-GAAP financial measure used by us as a performance metric for purposes of our executive compensation plans. See "Executive Compensation" and Appendix C for further information regarding ROIC and non-GAAP financial measures. CEO Pay is as reported in the Summary Compensation Table on page 45 of this proxy statement less the Change in Pension Value & Non-Qualified Deferred Compensation Earnings.

A significant portion of CEO pay is at risk for long-term performance, and the ultimate value earned is highly dependent upon shareholder returns. The reported value of long-term incentives granted to our CEO represents the potential or expected value of those awards over the long-term, based on certain assumptions used for accounting purposes. Given their long-term nature, our CEO will only realize, or receive, actual compensation from these awards over time, and the value of that compensation will be highly dependent upon Bunge's financial and stock price performance.

•
Long-term focused: Upon grant, the potential value of PBRSUs is conditioned upon a three-year vesting and performance period, while the potential value of stock options can be realized over the course of ten years. As of December 31, 2016 our CEO has only realized, or received, 7% ($1,300,320) of the value of long-term awards granted to him in the past three years and reported in the Summary Compensation Table on page 45 of this proxy statement.

•
Value directly related to Bunge shareholder value: As of December 31, 2016, the actual total value (realized and unrealized) of grants made to our CEO over the past three years was 85% of that reported in the Summary Compensation Table included in this proxy statement.

We believe this illustrates the long-term, shareholder-focused nature of compensation opportunities provided to our executives.

(1)
Represents the value reported in the Summary Compensation Table on page 45 of this proxy statement (■) for each of the most recent three years' grants compared to the total value of those grants (realized plus the unrealized value) as of December 31, 2016 (■) . For unrealized value, all unvested RSUs (both time- and performance-based) are valued based on the target number of shares awarded and all options are valued based on the difference in the exercise price and closing price of Bunge stock. The closing price of $72.24 on December 30, 2016 is used to calculate the realized and unrealized value of the awards.

With a substantially long-term leveraged total compensation package, CEO pay can be highly variable and is contingent upon how Bunge performs for its shareholders.

Our long standing practice of tracking total shareholder return performance and pay for our CEO relative to our executive compensation Peer Group allows us to assess the results of our pay practices over time to ensure payouts are appropriately calibrated relative to our returns to shareholders. Over time, our total return to shareholders relative to our peers exceeds the compensation delivered to our CEO relative to the same peers:

(1)
Relative total direct realizable compensation (Relative TDC) is comprised of: (i) base salary; (ii) annual incentive awards reflected as a three year average of actual awards paid for the corresponding period; and (iii) equity incentive awards for the corresponding period as follows: (a) stock options: current Black Scholes value; (b) PBRSUs: in cycle awards are assumed to be paid out at target and earned awards are reflected based on actual amounts paid out; and (c) time based restricted stock units at current intrinsic value.

(2)
For the relative total shareholder return (or Relative TSR) comparison, all components are calculated on a comparable basis for Bunge and the Peer Group companies. See page 30 of this proxy statement for a discussion of our executive compensation Peer Group.

PERFORMANCE METRICS
Aligned with business strategies and plans, focused on driving long-term value creation.  Consistent with our pay for performance principles, the Committee chooses financial performance metrics under the annual and equity incentive plans that support our short- and long-term business plans and strategies, and incentivize management to focus on actions that create sustainable long-term shareholder value. In setting targets for the short- and long-term performance metrics, the Committee considers our annual and long-term business goals and strategies and certain other factors, including our past variance to targeted performance, economic and industry conditions, and the practices of the Peer Group. The Committee sets challenging, but achievable, goals, including those that are attainable only as a result of exceptional performance. The Committee recognizes that performance metrics may need to change over time to reflect evolving business priorities and market practices. Accordingly, the Committee continues to annually reassess the performance metrics we use.
In 2016, the Committee determined that a change in the return metric for the annual incentive program from return on net assets (RONA) to return on invested capital (ROIC) would improve alignment with the way shareholders evaluate Bunge’s efficiency in the allocation of capital to generate profits and bring consistency with the use of ROIC as the return metric for Bunge Limited in our long term incentive program.

DETERMINING COMPENSATION
ROLE OF THE COMPENSATION COMMITTEE
Ensure strong governance and adherence to pay for performance principles.  The Committee is comprised of non-employee independent directors and is responsible for the governance of our executive compensation program, including but not limited to designing, reviewing and overseeing the administration of our executive compensation program. Each year, the Committee reviews and approves all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of Named Executive Officer compensation are made by the Committee in accordance with the methodology described below.
When making compensation decisions, the Committee analyzes data from the Comparator Groups (as described on page 30 of this proxy statement) as well as tally sheets prepared by our human resources department for each of the Named Executive Officers. The tally sheets provide the Committee with the following information:

•
The dollar amount of each material element of compensation (base salary, annual cash incentive awards, long-term equity based incentive awards, retirement benefits and executive benefits and perquisites);

•	Historical equity grants;

•	Expected payments under selected termination of employment, retirement and change of control scenarios; and

•	Progress toward satisfaction of share ownership guidelines.
The tally sheets provide the Committee with a comprehensive view of the various elements of actual and potential future compensation of our Named Executive Officers, allowing the Committee to analyze both the individual elements of compensation and the aggregate total amount of actual and potential compensation in making decisions.
In addition to reviewing data from the Comparator Groups and tally sheets, the Committee also considers a number of factors that it deems important in setting the target total direct compensation for each Named Executive Officer:

•	Individual responsibilities, experience and achievements of the Named Executive Officer and potential contributions towards Bunge's performance;

•	Recommendations from its independent compensation consultant;

•	Recommendations from the CEO and Chief Human Resources Officer (for officers other than themselves); and

•	For our CEO, the historical relationship between his pay and performance against the Peer Group.
The differences in target compensation levels among our Named Executive Officers are primarily attributable to the differences in the median range of compensation for similar positions in the Comparator Groups and the factors described above.
ROLE OF EXECUTIVE OFFICERS
Assist the Committee in executing on our pay for performance strategy. The CEO assists the Committee in setting the strategic direction of our executive compensation program; evaluates the performance of the Named Executive Officers (excluding himself); and makes recommendations to the Committee regarding their compensation in consultation with the Chief Human Resources Officer. The CEO and the Chief Human Resources Officer also participate in developing and recommending the performance criteria and measures for our Named Executive Officers under our annual and equity incentive plans for consideration by the Committee. Although the Committee gives significant weight to the CEO's recommendations, the Committee retains full discretion in making compensation decisions.

No other executive officers participated in the executive compensation process for 2016. Bunge's human resources department, under the supervision of the Chief Human Resources Officer, also supports the Committee in its work and implements our executive compensation program.
ROLE OF COMPENSATION CONSULTANT
Provide the Committee independent advice in fulfilling its mission. Pursuant to its charter, the Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Committee has sole authority to retain or terminate any such advisors and to approve their fees.
The Committee has retained Semler Brossy Consulting Group ("Semler Brossy") as its independent compensation consultant to provide information, analysis, and objective advice regarding our executive compensation program. Management has no role in the Committee selecting Semler Brossy. The Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2016, Semler Brossy performed the following functions at the Committee's request:

•	Assisted the Committee in the review and assessment of the Peer Group;

•	Compared each element of the Named Executive Officers' target total direct compensation opportunity with the corresponding compensation elements for the Comparator Groups to assess competitiveness;

•
Prepared an analysis of pay and performance relative to the Peer Group and other comparator groups used by proxy advisory firms to support the Committee's goal of aligning our executive compensation program with shareholders' interests;

•	Prepared the compensation risk assessment for Bunge executives and reviewed the compensation risk assessment for non-executive roles prepared by management;

•	Advised the Committee with respect to the value of long-term incentive awards;

•	Advised the Committee on competitive pay practices for non-employee director compensation;

•	Prepared presentations for the Committee on general U.S. trends and practices in executive compensation;

•	Supported the Committee in its review of the Compensation Discussion and Analysis; and

•	Advised the Committee on the design of executive incentive programs and arrangements.
The Committee reviews its relationship with Semler Brossy annually. The process includes a review of the quality of the services provided, the fee structure for the services, and the factors impacting Semler Brossy's independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Committee has concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Committee.
COMPETITIVE MARKET POSITIONING
Opportunities to earn superior pay for superior performance.  Bunge uses various methods to determine the elements of our executive compensation program and review current compensation practices and levels. Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target annual long-term equity-based incentive award values (referred to, in aggregate, as target total direct compensation) that is aligned with the program's principles and objectives and is competitive with compensation provided by a peer group of selected publicly-traded companies.

The Committee, in consultation with its independent compensation consultant, Semler Brossy, selects a number of peer group companies (the "Peer Group") having one or more of the following characteristics:

The Committee periodically reviews the composition of the Peer Group and, as appropriate, updates it to ensure continued relevance and to reflect mergers, acquisitions or other business related changes that may occur. The composition of the companies comprising the Peer Group remained unchanged from 2015.

In determining Named Executive Officer compensation, the Committee reviews a market analysis prepared by Semler Brossy which includes equally weighted general industry and Peer Group compensation data provided by Towers Watson and McLagan. This data enables the Committee to compare the competitiveness of Named Executive Officer compensation based on their individual responsibilities and scope against comparable positions within our Peer Group and a broader general industry group of public companies. The Peer Group and other data sources are referred to collectively as the "Comparator Groups."
Neither Towers Watson nor McLagan makes recommendations or participates with the Committee in discussions regarding the determination of amounts or forms of compensation for the Named Executive Officers. Towers Watson and McLagan from time to time provide other compensation consulting services to management.

As an initial guideline, the Committee generally seeks to set target total direct compensation levels for each Named Executive Officer within a range (+/- 15%) of the median of the Comparator Groups. Our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the Comparator Groups in the Committee's reasonable discretion in order to recognize factors such as market conditions, job responsibilities, experience, skill sets and ongoing or potential contributions to Bunge. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on the individual's and Bunge's performance for the year.

PRINCIPAL ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
BASE SALARY
Compensation for responsibilities, skill and experience.  A portion of annual cash compensation is paid as base salary to provide Named Executive Officers with an appropriate level of security and stability as well as to provide a competitive level of pay for the execution of their key responsibilities. There is no set schedule for base salary increases. Base salaries for the Named Executive Officers are reviewed on an annual basis, and in connection with a promotion or other change in responsibilities. The Committee establishes base salaries for the Named Executive Officers based on a number of factors, including:

•	Evaluation of the executive's scope of responsibilities;

•	Experience, contributions, skill level and level of pay compared to comparable executives in the Comparator Groups;

•	Recommendations from Semler Brossy; and

•	Recommendations from the CEO, in consultation with the Chief Human Resources Officer, for each Named Executive Officer other than the CEO.
There is no set schedule for base salary increases. Salary increases are periodically provided based on competitive factors or in connection with an increase in responsibilities. Base salaries are generally targeted at approximately the median level for comparable executives in the Comparator Groups. The Committee set the base salaries of the Named Executive Officers in 2016 as follows:

Executive	2015 Base Salary (as of 12/31/2015)	2016 Base Salary (as of 12/31/2016)

Soren Schroder	$1,300,000	$1,300,000
Andrew Burke	$725,000	$725,000
Raul Padilla (1)	$1,060,530	$1,166,583
Brian Thomsen (2)	$786,240	$786,240
Gordon Hardie	$700,000	$700,000

(1)	Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 0.3074 U.S. dollars per Brazilian real as of December 31, 2016.

(2)	Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016
The base salary earned by each Named Executive Officer is set forth in the "Salary" column of the Summary Compensation Table on page 45 of this proxy statement.

ANNUAL CASH INCENTIVE AWARDS
Drive achievement of short-term progress toward long-term value creation.    The Committee provides Named Executive Officers an opportunity to earn cash incentive awards under Bunge's Annual Incentive Plan, an annual, performance-based incentive plan that is available to a broad group of employees. The Annual Incentive Plan provides a cash incentive that is directly related to the achievement of predetermined financial and strategic measures, based on a formula related to total Bunge, business unit (segment and/or operating company) and individual performance and contributions that drive annual results aligned with our long-term goals.
Target annual cash incentive award opportunities under the Annual Incentive Plan are established by the Committee using analyses of comparable executives in the Comparator Groups and based on a percentage of each Named Executive Officer's base salary. The Committee generally sets target annual cash incentive opportunities for Named Executive Officers at approximately the median level for comparable executives in the Comparator Groups. The following target annual incentive awards were established by the Committee for 2016:

Executive	2016 Target Annual Incentive as a Percent of Base Salary	2016 Target Annual Incentive Award Opportunity

Soren Schroder	160%	$2,080,000
Andrew Burke	100%	$725,000
Raul Padilla (1)	100%	$1,166,583
Brian Thomsen (2)	150%	$1,179,360
Gordon Hardie	100%	$700,000

(1)	Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 0.3074 U.S. dollars per Brazilian real as of December 31, 2016.

(2)	Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.
Performance is heavily weighted towards the achievement of financial performance metrics. The actual annual incentive awards earned by each Named Executive Officer may be above, at, or below the established target level based on Company and/or business unit financial performance and the Named Executive Officer's individual performance metrics attained for the relevant year. In order to receive a partial incentive award under the Annual Incentive Plan, a threshold level of performance must be attained with respect to the performance metrics. If threshold performance levels are not achieved, no payout is made. Maximum performance levels provide an incentive to significantly enhance performance and are set at challenging levels. Incentive opportunities are subject to caps on the amounts that can be earned, so as not to encourage undue risk taking.
For 2016, the Named Executive Officers were eligible to receive an annual cash incentive award ranging from 0 percent to 250 percent of their target annual incentive award opportunity. Achievement of 250 percent of target requires both financial and individual performance at maximum levels, and is expected to be achieved in only rare circumstances.
Financial Performance Metrics
Reward achievement of earnings and capital efficiency targets.    For 2016, the Committee allocated Annual Incentive Plan metrics between (i) return on invested capital ("ROIC") for Bunge Limited as a whole and/or for the business unit for which a Named Executive Officer had primary responsibility and (ii) net income from continuing operations after non-controlling interest for Bunge Limited as a whole and/or EBIT of its business segments, based on the primary responsibilities of the Named Executive Officer. All Named Executive Officers have a portion of their annual incentive opportunity based on Bunge Limited performance as a whole. Target levels are aligned with the annual business plan and reflect the achievement of market competitive financial performance.

•
ROIC measures the relationship between profits and the invested capital used in our businesses. As Bunge operates in a number of capital intensive businesses, ROIC allows us to measure management's ability and efficiency in using capital to generate profits. As discussed on page 27 of this proxy statement, the Committee changed the returns metric for the annual cash incentive from return on net assets (RONA) to ROIC in 2016.

•
Net income from continuing operations after non-controlling interest (net income) measures profitability of ongoing business operations of Bunge Limited as a whole adjusted for non-controlling interests. The Committee views net income from continuing operations after non-controlling interest as a useful measure of the overall profitability of ongoing business operations.

•
EBIT measures earnings before interest and income tax expense. The Committee views EBIT as a useful measure of a business segment's performance without regard to its financing methods or capital structure. EBIT is a financial measure that is widely used by analysts and investors in Bunge's industries.

For 2016, the Committee established the following performance weightings under the Annual Incentive Plan. The weightings assigned to Mr. Padilla, Mr. Thomsen, and Mr. Hardie reflect responsibility for their respective business segments.

	Bunge Limited	Business		Individual
Soren Schroder	70%			30%
Drew Burke	70%			30%
Raul Padilla	28%	Brazil Agribusiness	21%	30%
		Brazil Food & Ingredients	14%
		Global Sugar & Bioenergy	7%
Brian Thomsen	28%	Global Agribusiness	42%	30%
Gordon Hardie	28%	Global Food & Ingredients	42%	30%

Performance Metric	ROIC 57% Net Income 43%	ROIC 57% EBIT 43%	Strategic Objectives 100%

The following table sets forth the threshold, target and maximum performance goals established for the financial metrics under the Annual Incentive Plan for 2016 and the actual results achieved against those metrics (dollar amounts are in millions of U.S.$):

Business Unit or Segment	Threshold	Target	Maximum	Actual
Bunge Ltd.
Net Income	$575.6	$873.3	$1,270.3	$734.9
ROIC	5.0%	7.6%	11.0%	7.6%
Brazil Agribusiness
EBIT	$285.5	$433.1	$630.0	$450.7
ROIC	7.8%	11.8%	17.2%	13.7%
Brazil Food & Ingredients
EBIT	$35.8	$54.3	$79.0	$71.9
ROIC	2.8%	4.3%	6.3%	8.5%
Global Sugar & Bioenergy
EBIT	$28.7	$43.6	$63.4	$50.0
ROIC	1.3%	2.0%	2.9%	1.8%
Global Agribusiness
EBIT	$658.2	$998.6	$1,452.5	$829.6
ROIC	5.7%	8.7%	12.7%	8.9%
Global Food & Ingredients
EBIT	$159.5	$242.0	$352.0	$247.4
ROIC	5.3%	8.0%	11.6%	9.4%
Amounts used to determine performance against financial metrics are derived from our audited financial statements. Under the terms of the Annual Incentive Plan, the Committee may adjust actual results achieved, in its discretion, if it determines that such adjustment is appropriate to reflect unusual, unanticipated or non-recurring items or events. Consistent with past practice, in calculating payouts for 2016 Annual Incentive Plan awards, the Committee made two adjustments, both of which served to reduce results achieved:

•
Reduction in net income, at the Bunge Limited level, resulting from a $19 million valuation allowance release on a Sugar and Bioenergy deferred tax asset for which an adjustment was originally taken in 2013 when the impairment was booked.

•	Reduction in half the gain on the sale of Terfron ($45 million), impacting Global Agribusiness, and Brazil Agribusiness results – EBIT and ROIC.
Individual Performance Metrics
Reward successful execution of strategic initiatives.  In addition to the attainment of financial metrics, each Named Executive Officer was evaluated on the achievement of individual performance objectives that relate to the achievement of specific aspects of our business plans and strategies, as well as other initiatives relating to the executive's position.
2016 Annual Incentive Award Determinations
Following completion of audited financial results for the prior fiscal year, the Committee reviews and approves the annual incentive awards based on the results achieved against financial metrics and individual performance metrics as described above.
The following table sets forth the actual incentive awards paid to each Named Executive Officer for performance achieved in 2016:

Executive	2016 Calculated Payout as a Percent of Target	2016 Actual Annual Incentive

Soren Schroder	103%	$2,140,000
Andrew Burke	100%	$720,000
Raul Padilla (1)	142%	$1,650,738
Brian Thomsen (2)	104%	$1,218,672
Gordon Hardie	127%	$890,000

(1)	Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 0.3074 U.S. dollars per Brazilian real as of December 31, 2016.

(2)	Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.
The actual amount awarded to each Named Executive Officer is also set forth in the "Non Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 45 of this proxy statement.
Annual Product Line Incentive Awards
Reflects unique responsibilities for trading businesses.  Brian Thomsen, in his dual role as Managing Director, Bunge Global Agribusiness and CEO, Bunge Product Lines, participated in two performance-based annual incentive opportunities in 2016. As Managing Director, Bunge Global Agribusiness, Mr. Thomsen participated in the Annual Incentive Plan, consistent with other Named Executive Officers as described above. In addition, to reflect his responsibilities as CEO, Bunge Product Lines, Mr. Thomsen also participated in the product line annual incentive award opportunity based on the trading profits earned by Bunge's agribusiness product lines.
This award opportunity is linked directly to the achievement of pre-established performance objectives aligned with the long-term success and strategic goals of our agribusiness product lines. The award is intended to align the compensation we provide for this position with that provided to comparable executives in commodity trading environments in the Comparator Groups. The award payout is based on actual performance achieved by the product lines, and in order to receive an award payout, a threshold performance level must be achieved. Mr. Thomsen was eligible to receive an award opportunity ranging from 0 percent to 250 percent of his target award for 2016. The target award was 150% of base salary or $1,179,360, converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.
The performance metric used for the product line award opportunity was Risk Adjusted Profit. We define Risk Adjusted Profit as the aggregate profits generated from our global risk management activities in the agribusiness product lines (based on adjusted earnings before interest and taxes), after applying working capital and risk capital charges to take into account the amount of capital utilized and the underlying risk taken during the year.
The following table sets forth the threshold, target and maximum performance and award opportunities that the Committee established for 2016:

Award Level	2016 Risk Adjusted Profit (1)	Percentage of Target

Below Threshold	Less than $255 million	0%
Threshold	$255 million	50%
Target	$340 million	100%
Maximum	$510 million	250%

(1)	Results between award levels are interpolated.
In order to ensure results are sustainable and to mitigate inappropriate risk taking, the Committee requires that a portion of the product line award payout be deferred over a two year period and be at risk based on future performance of the agribusiness product lines. Amounts deferred are eligible to be paid out in two annual installments, subject to reduction or forfeiture in the event of (i) a cumulative annual risk management loss for the agribusiness product lines during the deferral period; (ii) an executive's resignation of employment for any reason; or (iii) an executive's termination of employment for "cause."
In February 2017, the Committee determined that Risk Adjusted Profit for the 2016 performance period was below threshold at $221.4 million, and did not award Mr. Thomsen a payout under the plan.
LONG-TERM INCENTIVE COMPENSATION
Aligns majority of pay with shareholder interests.  Named Executive Officers were eligible to receive long-term equity based incentive awards under Bunge's 2009 Equity Incentive Plan (the "Equity Incentive Plan"). The long-term equity based incentive element of our executive compensation program is designed to provide Named Executive Officers with a continuing stake in our long-term success and serves as an important retention tool. We further emphasize equity ownership by senior executives through the share ownership guidelines described on page 40 of this proxy statement.
Pursuant to the Equity Incentive Plan, the Committee primarily grants long-term incentive awards to Named Executive Officers in the form of:

•	Non-qualified stock options; and

•	Restricted stock units that vest upon the achievement of certain pre-established performance metrics over a specified performance period (PBRSUs).
Grants are generally made in the first quarter of each year, when compensation decisions for the year are made and after the public release of Bunge's year end audited financial results. In limited, special situations, equity awards may be granted at other times in the event of a new hire, promotion, for retention purposes or to recognize exceptional performance.
In 2016, the Committee targeted to grant Named Executive Officers a mix in value of 40% stock options and 60% PBRSUs to further reinforce the performance driven nature of our executive compensation program by focusing on both the strategic drivers and the achievement of enhanced long-term shareholder value. The Committee targets the value of the long-term incentive awards granted to the Named Executive Officers to provide total compensation opportunities that approximate the median of comparable executives in the Comparator Groups.

The Committee also considers the following factors in determining the type and amount of long-term incentive awards:

•	Potential shareholder dilution;

•	Share overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards);

•	Paper gains on outstanding long-term incentive awards; and

•	Projected cost and accounting expense on Bunge's earnings.
In 2016, the Committee granted the following long-term incentive award amounts to Named Executive Officers:

Executive	2016 Total Long-Term Incentive Award Value

Soren Schroder	$6,339,220
Andrew Burke	$1,627,520
Raul Padilla	$1,839,610
Brian Thomsen	$1,627,520
Gordon Hardie	$1,627,520
The actual amount awarded to each Named Executive Officer is also set forth in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table on page 45 of this proxy statement.
Stock Option Awards
Rewards stock price appreciation.    Stock option awards reflect the pay for performance principles of our executive compensation program by directly linking long-term incentives to stock price appreciation. Stock options have value only if the trading price of Bunge's common shares exceeds the exercise price of the stock option. Stock options also help us maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule. Stock options generally vest in three equal annual installments following the option grant date and remain exercisable until the tenth anniversary of the grant. Pursuant to the terms of the Equity Incentive Plan, the Committee sets the exercise price of a stock option based on the average of the high and low sale prices of Bunge's common shares on the NYSE on the date of grant.
On February 29, 2016, the Committee approved the grant of stock options to the Named Executive Officers effective March 1, 2016 (the grant date) with an exercise price equal to the average of the high and low sale prices of Bunge's common shares on the grant date. It is the Committee's practice to authorize annual grants of equity based incentive compensation awards, including stock options, effective as of the day immediately following the date the Committee meets to authorize the grant of awards. For expense purposes, stock options are valued using a Black Scholes option pricing model. As mentioned above, the Committee targeted to deliver 40% of the value of the 2016 long-term incentive award in stock options.
Information regarding the grant date fair value and the number of stock options awarded to each Named Executive Officer in 2016 is set forth in the Grants of Plan Based Awards Table on page 47 of this proxy statement.
Performance-Based Restricted Stock Unit Awards
Rewards achievement of long-term value drivers (EPS and ROIC) and stock price appreciation.
2016-2018 Award Decisions.  PBRSUs are tied to Bunge's long-term performance to ensure that Named Executive Officer pay is directly linked to the achievement of sustained long-term operating performance. Reflective of the desire to balance earnings growth and efficient use of capital, the Committee has chosen to measure performance in an equal mix of three year cumulative EPS and three year average ROIC. The Committee considers EPS and ROIC key drivers of shareholder value, and fundamental to long-term value creation.

On February 29, 2016, the Committee approved the grant of PBRSUs for the 2016-2018 performance period, effective March 1, 2016 (the grant date). Payouts of the PBRSUs, if any, will generally be subject to the Named Executive Officer's continued employment with Bunge through the vesting date (generally, the third anniversary of the grant date) and will be based (i) 50% on Bunge's achievement of cumulative, diluted EPS targets and (ii) 50% on Bunge's achievement of average ROIC targets established by the Committee on the grant date. Upon vesting, each PBRSU is settled with a Bunge common share. In addition, dividend equivalents are paid in Bunge common shares on the date that PBRSUs are otherwise paid out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted.
We define diluted EPS as Bunge's earnings per share from continuing operations calculated using fully diluted weighted average common shares outstanding as reflected in our reported audited financial statements. In setting the 2016-2018 EPS targets, the Committee considered multiple strategic factors, including:

•	Bunge’s strategic and annual business plans

•	Investor expectations

•	Peer and broader market historical performance

•	Industry economic factors

•	Bunge historical performance

•	Expected payout frequency of 80% - 90% at or above threshold, 50% - 60% at or above target, and 10% - 20% at maximum.
The resulting EPS targets represent a three-year compound annual growth rate between the median and 75th percentile of the historical growth of our peers.
ROIC targets are established at levels that are intended to incentivize achievement of Bunge's long-term strategic plans, providing awards only when cost of capital thresholds are exceeded.
Given performance targets for the 2016-2018 cycle are based on long-term strategic and business plans, and it is Bunge's policy not to provide earnings guidance, specific targets are not disclosed as the Committee believes that disclosure would cause competitive harm to the company.
As mentioned above, the Committee targeted to deliver 60% of the value of the 2016 long-term incentive award in PBRSUs. Information regarding the fair market value and number of PBRSUs that the Named Executive Officers may earn at the end of the 2016-2018 performance period, subject to satisfaction of the performance metrics described above, is shown in the Grants of Plan Based Awards Table on page 47 of this proxy statement.
2014-2016 PBRSU Award Determinations.  Each year, following the end of a three year PBRSU performance cycle, the Committee reviews and certifies the performance attained based on our reported audited financial statements, subject to the Committee's discretion under the Equity Incentive Plan to adjust such results for non-recurring charges and other one-time events. Each PBRSU that vests is settled with a Bunge common share.
In March 2017, the Committee reviewed and certified achievement of the performance metrics for the PBRSUs granted on February 28, 2014 for the 2014-2016 performance period. Fifty percent of the 2014-2016 awards vest based on three year cumulative fully diluted EPS from continuing operations and 50% on three year average ROIC. The Committee made the following non-operating adjustments:

•	Removed a charge of $132 million related to certain state tax credits in Brazil as a result of a Brazilian Supreme Court ruling in 2014 (as previously disclosed in prior years).

•	Excluded an asset impairment and restructuring charge of $133 million related to the Brazilian sugar milling business in 2014 (as previously disclosed in prior years).

•
Reduced 2016 net income, at the Bunge Limited level, as a result of the exclusion of a $19 million valuation allowance release on a Sugar and Bioenergy deferred tax asset for which an adjustment was originally taken in 2013 when the impairment was booked (as noted in the section entitled "Annual Cash Incentive Awards" earlier in this proxy statement).

The Committee determined these adjustments appropriate in light of their non-operating and unanticipated nature and based on the continuing process to explore strategic alternatives for Bunge's sugar milling assets.

The following table shows the results for the 2014-2016 performance cycle:

Performance Metric	Threshold	Target	Maximum	Actual

Cumulative 3-year diluted EPS from continuing operations	$16.65	$20.81	$29.13	$14.53
3-year average ROIC	6.5%	7.5%	8.5%	7.4%
Based on the Committee's assessment, 48% of the target number of PBRSU's was earned Each of the Named Executive Officers received the following in settlement of their earned awards for the 2014-2016 performance period:

Executive	Target Number of Bunge Common Shares	Number of Bunge Common Shares Earned (excluding dividend equivalents)	Fair Market Value on Vesting Date (1)

Soren Schroder	37,500	18,000	$1,471,500
Andrew Burke	11,000	5,280	$431,640
Raul Padilla	11,000	5,280	$431,640
Brian Thomsen	15,200	7,296	$596,448
Gordon Hardie	9,500	4,560	$372,780

(1)
Represents the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the vesting date February 28, 2017. The average of the high and low sale prices of Bunge's common shares on the NYSE on February 28, 2017 was $81.75.

The value and number of PBRSUs that the Named Executive Officers earned for the 2014-2016 performance period are also shown in the "Stock Awards" columns of the Option Exercises and Stock Vested Table on page 50 of this proxy statement.
Other Equity Awards
Limited use for retention and special recognition.  From time to time, the Committee may grant time based RSU awards for special, limited purposes that further our business objectives, such as to recognize exceptional performance; promotions; and as inducement to new hires in recognition of compensation forgone at a previous employer. Time based RSU awards generally vest based on an employee's continued employment during the vesting period and have no value unless the employee remains employed on the applicable vesting date. Award sizes and vesting dates vary to allow flexibility in connection with the specific award and the circumstances underlying the grant of the award. In addition, dividend equivalents are accrued and are paid out in Bunge common shares on the date the underlying time based RSU award otherwise vests and is settled.
In 2014, the Committee committed to limiting the use of supplemental time based restricted stock unit awards to maintain our emphasis on performance-based equity awards. Since 2013, the Committee has not granted any time based RSU awards to our Named Executive Officers.
In 2016, in order to incentivize achievement of superior financial results in the Company's Food & Ingredients business, the Committee provided Mr. Hardie the opportunity to earn a target of $350,000 in restricted stock units for superior achievement of Global Food & Ingredients ROIC and EBIT results for 2016. Both EBIT and ROIC results were above target (as shown on page 33 of this proxy statement), and based on this achievement, the Committee awarded Mr. Hardie 90% of the award opportunity. The award was issued in the form of 3,838 restricted stock units on March 8, 2017 and will fully vest on March 8, 2019 contingent upon Mr. Hardie's continued service.

RETIREMENT AND EXECUTIVE BENEFITS
Competitively address basic health, welfare and retirement income needs. Bunge provides employees with a wide range of retirement and other employee benefits that are designed to assist in attracting and retaining employees critical to Bunge's long-term success and to reflect the competitive practices of the companies in the Peer Group. Named Executive Officers are eligible for retirement benefits under the following plans: (i) Bunge U.S. Pension Plan; (ii) Bunge Excess Benefit Plan; (iii) Bunge U.S. supplemental executive retirement plan ("SERP"); (iv) Bunge Retirement Savings Plan; and (v) Bunge Excess Contribution Plan. Our executive compensation program also provides Named Executive Officers with limited perquisites and personal benefits. The Committee, in consultation with Semler Brossy, periodically reviews the benefits provided to the Named Executive Officers to ensure competitiveness with market practices.
Retirement Plans
The U.S. Pension Plan is a tax qualified retirement plan that covers substantially all U.S. based salaried and non-union hourly employees. Each U.S. based Named Executive Officer is eligible to participate in the plan. All employees whose benefits are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Excess Benefit Plan. In addition, each U.S. based Named Executive Officer is eligible to participate in the SERP. The U.S. Pension Plan, SERP and Excess Benefit Plan are described in the narrative following the Pension Benefits Table on page 51 of this proxy statement, and the estimated annual normal retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits Table on page 51 of this proxy statement.
Each Non U.S. based Named Executive Officer is eligible to participate in a statutory retirement plan that covers substantially all employees who are employed in the country where the Named Executive Officer is based. Amounts contributed by Bunge to such plans are set forth in the "All Other Compensation" column of the Summary Compensation Table on page 45 of this proxy statement.
401(k) Plan and Excess Contribution Plan
The Retirement Savings Plan is a tax qualified retirement plan that covers substantially all U.S. based salaried and non-union hourly employees. Each U.S. based Named Executive Officer is eligible to participate in the plan. All employees whose benefits are limited by the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Excess Contribution Plan. The Retirement Savings Plan and the Excess Contribution Plan are described in the narrative following the Nonqualified Deferred Compensation Table on page 53 of this proxy statement.
Company matching contributions allocated to the Named Executive Officers under the Retirement Savings Plan and the Excess Contribution Plan are shown in the "All Other Compensation Total" column of the Summary Compensation Table on page 45 of this proxy statement.
Health and Welfare Plans
Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through Bunge's flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on an after tax basis at the employee's option.
Perquisites and Executive Benefits
It is the Committee's practice to limit special perquisites and executive benefits provided to the company's executives. The Committee periodically reviews the perquisites provided to Bunge's executive officers under our executive compensation program. Under the current policy, Bunge provides U.S. based executive officers, including the Named Executive Officers, with a limited annual perquisite allowance of $9,600. Non-U.S. Named Executive Officers are provided with an automobile allowance in accordance with company programs and local market practices.
SEVERANCE AND CHANGE OF CONTROL BENEFITS
Focus executives on shareholder interests during periods of uncertainty.  Our executive compensation program is designed to provide for the payment of severance benefits to our Named Executive Officers upon certain types of employment terminations. Providing severance and change of control benefits assists Bunge in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus enhancing long-term shareholder value. The Named Executive Officers are provided with severance benefits under individual arrangements.
Mr. Schroder is the only Named Executive Officer with change of control severance protections. His employment agreement contains a "double trigger" vesting requirement for the payment of severance benefits, meaning that both a change of control must occur and his employment must also be terminated under certain specified circumstances before he is entitled to any severance payment. All unvested equity awards are also subject to double trigger vesting upon a change of control.
None of our employment agreements or other compensation arrangements provide for a golden parachute excise tax gross up.
The terms of the individual arrangements and a calculation of the estimated severance benefits payable to each Named Executive Officer under their respective arrangements are set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 55 of this proxy statement.

COMPENSATION GOVERNANCE
The Committee maintains and is committed to a policy of strong corporate governance. The principal governance elements of our executive compensation program are described in further detail below.
EXECUTIVE COMPENSATION RECOUPMENT POLICY
Mitigate unnecessary risk taking that may have adverse impact on Bunge.  The Committee has adopted a recoupment policy ("clawback") with respect to executive compensation. The policy provides that, if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to Bunge having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.
The actions that may be taken against a particular executive include:

•	Requiring reimbursement of any bonus or incentive compensation paid to the executive;

•	Causing the cancellation of any equity based awards granted to the executive;

•
Seeking reimbursement of any gains realized on the disposition or transfer of any equity based awards, if and to the extent that, (i) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement and (iii) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received.

Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law.
The Committee will review the Executive Compensation Recoupment Policy in connection with rules on executive compensation recoupment that are anticipated to be issued under the Dodd Frank Wall Street Reform and Consumer Protection Act to determine if the policy should be revised.
SHARE OWNERSHIP GUIDELINES
Ensure appropriate level of long-term wealth tied to shareholder returns. To further align the interests of senior management with our shareholders, the Board maintains share ownership guidelines that require executive officers to hold significant amounts of Bunge common shares. Executive officers are expected to meet minimum ownership guidelines within five years from the date the executive is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of base salary.

•	Chief Executive Officer – 6 times base salary.

•	Other Named Executive Officers – 3 times base salary.
The Committee reviews the progress of the Named Executive Officers toward meeting the ownership guidelines annually. In the event of financial hardship or other good cause, the Committee may approve exceptions to the share ownership guidelines as the Committee deems appropriate. For a description of the ownership guidelines applicable to our non-employee directors, see "Director Compensation" on page 17 of this proxy statement.
The following count towards meeting the ownership guideline: (i) shares directly or indirectly beneficially owned by the executive; (ii) shares underlying hypothetical share units held under Bunge's deferred compensation plans; (iii) 50% of the value of unvested time based RSUs; and (iv) 50% of the difference between the exercise price of a vested, in the money stock option and the fair market value of a Bunge common share. Unvested stock options and unearned PBRSUs do not count toward achievement of the guidelines.
Executive officers, including the Named Executive Officers, are required to hold 50% of the net shares acquired through long-term incentive plans (such as stock options or PBRSUs) until the guidelines are met. If the initial ownership period has lapsed, and the minimum ownership guideline is not met, executive officers are required to hold 100% of net shares acquired until the guideline is met.
To further encourage a long-term commitment to Bunge's sustained performance, executive officers are prohibited from hedging, pledging or using their common shares as collateral for margin loans.
TAX DEDUCTIBILITY OF COMPENSATION
Optimize tax deductibility in keeping with compensation philosophy.  When determining compensation, the Committee considers all relevant factors that may impact Bunge's financial performance, including tax and accounting rules such as the regulations under Section 162(m) of the Internal Revenue Code. Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to each of the Named Executive Officers (excluding the chief financial officer). An exception to this limitation is if the compensation is considered "qualified performance-based compensation" within the meaning of Section 162(m).
Although our executive compensation program seeks to maximize the tax deductibility of compensation payable to the Named Executive Officers by having such compensation qualify as qualified performance-based compensation, the Committee retains full discretion to compensate Named Executive Officers in a manner intended to promote varying corporate goals, including attracting, retaining and rewarding such officers. Therefore, the Committee may award compensation that is not deductible under Section 162(m) if it believes it will contribute to the achievement of Bunge's business objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and be included in Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2016.
Members of the Compensation Committee
Ernest G. Bachrach, Chairman
William Engels
Andrew Ferrier
L. Patrick Lupo
John E. McGlade

COMPENSATION AND RISK
We believe our compensation programs are designed to establish an appropriate balance between risk and reward in relation to Bunge's overall business strategy. To that end, the Compensation Committee has conducted a compensation risk assessment, with the assistance of management and Semler Brossy, the Committee's independent compensation consultant. Semler Brossy prepared a risk assessment of the executive programs; Management prepared an assessment of the broad-based programs, which was review by Semler Brossy.
The Committee focused its assessment on our executive compensation program, as these are the employees whose actions are most likely to expose Bunge to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:

•
The program utilizes annual and long-term financial performance goals that are tied to key measures of short term and long-term performance that drive shareholder value, and targets are set with a reasonable amount of stretch that should not encourage imprudent risk taking.

•	The Committee sets target awards under the executive compensation program following the receipt of advice and industry benchmarking surveys provided by Semler Brossy.

•	The annual incentive and long-term equity based compensation program awards are tied to several performance metrics to reduce undue weight on any one measure.

•	The annual incentive program's performance metrics appropriately balance focus on generating absolute profits and efficiently managing assets.

•	The use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance metrics.

•
The executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities, which focuses executives on the long-term success of Bunge and discourages excessive focus on annual results.

•
The equity incentive program uses a mix of stock options and performance-based restricted stock units that vest over a number of years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price based awards.

•
The performance metrics for the performance-based restricted stock units are based on overall Bunge performance over a three year period, reducing incentives to maximize one business unit's results and focusing on sustainable performance over a three year cycle rather than any one year.

•	Maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Committee retains the discretion to reduce payouts under the plans.

•
Bunge has adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding Bunge common shares in a margin account and using Bunge common shares as collateral for loans, which seek to discourage a short term stock price focus.

•	Bunge has adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 40 of this proxy statement.
Additionally, as part of its risk assessment, the Committee also reviewed Bunge's compensation program for employees who engage in trading and related activities within Bunge, whom we refer to collectively as global product line team members. Global product line team members have compensation risk higher than that of the overall employee population in that part of their compensation is linked to the profitability of their trading activities. In order to address and mitigate the potential risks associated with the compensation program for global product line team members, Bunge has implemented the following features:

•
Annual incentive compensation is not granted on a formulaic basis and the Committee retains the discretion to determine appropriate compensation levels for each participant as well as the size of the overall program based on the performance of the individual, the product line and the company as a whole.

•
Global product line team members generally participate in the broad performance-based compensation programs for Bunge employees, including the annual incentive and equity incentive programs, which diversifies these employees' focus on performance beyond their individual product lines and aligns a significant portion of their compensation with the performance of the overall company or larger business unit.

•
Global product line incentive performance is determined after applying working capital and risk capital charges to ensure that performance is adjusted for the amount of capital utilized and underlying risk taken.

•
Global product line team members are subject to the deferral of a substantial portion of their annual incentive compensation for multiple years, with Bunge retaining the right to "recoup" the deferred amounts if the applicable product line incurs an operating loss in a subsequent year. This recoupment feature promotes retention, encourages participants to focus on sustained, superior long-term performance and helps discourage excessive risk taking behavior.

The Committee also reviewed the supplemental annual incentive award opportunity for the CEO, Bunge Product Lines, as discussed in "Annual Product Line Incentive Awards" on page 34 of this proxy statement. As this incentive arrangement is materially consistent with the design of the compensation program for global product line team members, the risk mitigating factors that are listed above also apply to this supplemental annual incentive arrangement. As an additional risk mitigator, Bunge has implemented a payout cap of 250% of the annual incentive award target.
The Committee reviewed certain other trading compensation programs maintained by Bunge. These programs are based on a funded pool approach with the pool being tied to a percentage of relevant gross trading profit. Participants in these programs are not eligible for awards under Bunge's Annual Incentive Plan or Bunge's Equity Incentive Plan as their total incentive opportunity is directly tied to their trading performance. In order to address and mitigate the potential risk associated with these programs, Bunge has implemented the following features:

•	A risk oversight/governance process, including a committee that is responsible for the oversight of the participants and program arrangements.

•	Daily and monthly drawdown limits that trigger a review by the risk oversight/governance committee.

•	Daily value at risk limits and cumulative loss limits.

•	Risk capital charges to ensure that performance is adjusted for the underlying risk taken.

•	A deferral and recoupment feature should a participant incur a trading loss in a subsequent year.
Lastly, as part of its risk assessment, the Committee reviewed management's assessment of all other incentive programs offered at Bunge that meet certain aggregate payout and participation thresholds and found no material risks.
The Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

Compensation Tables

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our CEO, our Chief Financial Officer and the other three most highly compensated executive officers (the "Named Executive Officers") who were serving as executive officers as of December 31, 2016.

Name and Position Held	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)		Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation Total ($) (6)		Total ($) (7)
Soren Schroder	2016	$1,300,000		—	$4,306,020	$2,033,200	$2,140,000		$1,345,367	$60,933		$11,185,520
Chief Executive Officer	2015	$1,283,333		—	$3,512,240	$2,505,180	$2,680,000		$729,657	$56,467		$10,766,877
	2014	$1,166,667		—	$2,980,125	$3,186,000	$1,740,000		$986,188	$53,959		$10,112,939

Andrew J. Burke (10)	2016	$725,000		—	$1,101,540	$525,980	$720,000		$631,151	$38,600		$3,742,271
Chief Financial Officer	2015	$725,000		—	$906,648	$646,686	$910,000		$441,933	$38,633		$3,668,900
	2014	$720,833		—	$874,170	$934,560	$670,000		$806,586	$34,400		$4,040,549

Raul Padilla	2016	$1,154,563	(8)	—	$1,251,750	$587,860	$1,650,738	(8)	$104,179	$120,242	(8)	$4,869,332
CEO, Bunge Brazil and	2015	$813,997		—	$1,021,000	$728,250	$1,523,892		—	$84,810		$4,171,949
Managing Director,	2014	$920,967		—	$874,170	$934,560	$1,324,627		$432,941	$531,978		$5,019,243
Sugar & Bioenergy

Brian Thomsen	2016	$786,240	(9)	—	$1,101,540	$525,980	$1,218,672	(9)	—	$123,788	(9)	$3,756,220
Managing Director,	2015	$800,804		—	$906,648	$646,686	$5,157,376		—	$129,216		$7,640,730
Global Agribusiness,	2014	$653,859		$404,449	$1,166,499	$1,226,592	$889,788		—	$89,383		$4,430,570
and CEO, Bunge
Product Lines

Gordon Hardie	2016	$700,000		—	$1,101,540	$525,980	$890,000		$238,045	$9,600		$3,465,165
Managing Director,	2015	$691,667		—	$906,648	$646,686	$610,000		$171,025	$20,828		$3,046,854
Food and Ingredients	2014	$633,330		—	$754,965	$807,120	$750,000		$200,293	—		$3,145,708

(1)	Reflects annual increases in salary that took effect during 2016. Annual base salaries as of December 31, 2016 are as described on page 31 of this proxy statement.

(2)
The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 24 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 (the "Form 10-K") regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on Bunge's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment.

(3)
Based on the full grant date fair value of the performance based restricted stock units granted on March 1, 2016, the following are the maximum payouts, assuming the maximum level of performance is achieved: Mr. Schroder, $8,612,040; Mr. Burke, $2,203,080; Mr. Padilla, $2,503,500; Mr. Thomsen, $2,203,080; and Mr. Hardie, $2,203,080. For additional information on these awards, see "Compensation Discussion and Analysis" beginning on page 20 of this proxy statement.

(4)	Incentive compensation awards under the Annual Incentive Plan for the 2016 fiscal year that were paid in March 2017.

(5)
The aggregate change in the actuarial present value of the accumulated pension benefit as shown in the Pension Benefits Table from year to year. Importantly, the change in pension value is not currently paid to an executive as compensation, but is a measurement of the change in actuarial present value from the prior year. For information about the assumptions used, see the Pension Benefits Table on page 51 of this proxy statement. There are no above market or preferential earnings with respect to non-qualified deferred compensation arrangements.

(6)
Mr. Schroder received Company matching contributions to his 401(k) Plan account of $10,600 and to his Excess 401(k) Plan account of $40,733. Mr. Burke received Company matching contributions to his 401(k) Plan account of $10,600 and to his Excess 401(k) Plan account of $18,400. Mr. Padilla received a Company contribution to a statutory retirement plan of $85,050 and an automobile maintenance allowance of $35,192. Mr. Thomsen, in connection with his overseas employment received an automobile allowance of $21,228, a health insurance allowance of $11,086 and a Company contribution to a statutory retirement plan of $91,474 as required by Swiss law. In addition, Mr. Schroder, Mr. Burke, and Mr. Hardie received an annual perquisite allowance of $9,600.

(7)	As required by SEC rules, "Total" represents the sum of all columns in the table.

(8)	Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 0.3074 U.S. dollars per Brazilian real as of December 31, 2016.

(9)	Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.

(10)	Effective January 1, 2017, Thomas M. Boehlert was appointed Chief Financial Officer. Mr. Burke retired from the company on March 31, 2017.

GRANTS OF PLAN BASED AWARDS TABLE
The following table sets forth information with respect to awards under our Annual Incentive Plan and Equity Incentive Plan to the Named Executive Officers for the fiscal year ended December 31, 2016.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (5)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)	($)

Soren Schroder
2016 AIP	2/29/2016	$832,000	$2,080,000	$5,200,000
2016 LTIP—PBRSUs	3/1/2016				25,800	86,000	172,000				$50.00	$4,306,020
2016 LTIP—Stock Options	3/1/2016								230,000	$50.07	$50.00	$2,033,200

Andrew J. Burke
2016 AIP	2/29/2016	$290,000	$725,000	$1,812,500
2016 LTIP—PBRSUs	3/1/2016				6,600	22,000	44,000				$50.00	$1,101,540
2016 LTIP—Stock Options	3/1/2016								59,500	$50.07	$50.00	$525,980

Raul Padilla
2016 AIP	2/29/2016	$466,633	$1,166,583	$2,916,458
2016 LTIP—PBRSUs	3/1/2016				7,500	25,000	50,000				$50.00	$1,251,750
2016 LTIP—Stock Options	3/1/2016								66,500	$50.07	$50.00	$587,860

Brian Thomsen
2016 AIP	2/29/2016	$471,744	$1,179,360	$2,948,400
2016 Annual Product Line Incentive	5/23/2016	$589,680	$1,179,360	$2,948,400
2016 LTIP—PBRSUs	3/1/2016				6,600	22,000	44,000				$50.00	$1,101,540
2016 LTIP—Stock Options	3/1/2016								59,500	$50.07	$50.00	$525,980

Gordon Hardie
2016 AIP	2/29/2016	$280,000	$700,000	$1,750,000
2016 Food & Ingredients Incentive(3)	2/29/2016	$175,000	$350,000	$525,000
2016 LTIP—PBRSUs	3/1/2016				6,600	22,000	44,000				$50.00	$1,101,540
2016 LTIP—Stock Options	3/1/2016								59,500	$50.07	$50.00	$525,980

(1)
Represents the range of annual cash incentive award opportunities under the Company Annual Incentive Plan and supplemental annual performance-based awards. The minimum potential payout for each of the Named Executive Officers was zero. The performance period began on January 1, 2016 and ended on December 31, 2016. For additional discussion, see "Annual Cash Incentive Awards" on page 32 of this proxy statement.

(2)
Represents the range of shares that may be released at the end of the January 1, 2016 – December 31, 2018 performance period for performance based restricted stock units ("PBRSUs") awarded under the Company's 2016 Equity Incentive Plan ("EIP"). The minimum potential payout for each of the Named Executive Officers under the PBRSUs is zero. Payment of the award is subject to the achievement of certain Company financial metrics during the performance period. For additional discussion, see "Performance-Based Restricted Stock Unit Awards" on page 36 of this proxy statement.

(3)
Represents the range of annual award opportunity under a superior performance incentive for achievement of above target Food & Ingredients segment results for Mr. Hardie. Based on results for 2016, Mr. Hardie was awarded 90% or $315,000 which was converted to

3,838 Bunge restricted stock units on March 8, 2017 and will vest March 8, 2019 contingent upon Mr. Hardie's continued service with the Company. For additional discussion, see "Other Equity Awards" on page 38 of this proxy statement.

(4)
On February 29, 2016, the Compensation Committee granted stock options to the Named Executive Officers effective as of March 1, 2016. Under the EIP, the exercise price of the stock options was determined based on the average of the high and low sale prices of Bunge's common shares on the New York Stock Exchange on the grant date of the options, March 1, 2016. The average of the high and low sale prices of Bunge's common shares on the NYSE on March 1, 2016 was $50.07. March 1, 2016 is the grant date of the stock options for purposes of ASC Topic 718. The stock options vest in three equal annual installments on each of the first three anniversaries of the date of grant and generally remain exercisable until the tenth anniversary of the date of grant.

(5)
This column shows the full grant date fair value of PBRSUs and stock options under ASC Topic 718 granted to the Named Executive Officers in 2016. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award's vesting schedule. See Note 24 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.

OUTSTANDING EQUITY AWARDS TABLE
The following table sets forth information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

	Option Awards (1)					Stock Awards (2)
	Date of Grant	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Date of Grant		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Held That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Held That Have Not Vested ($)

Soren Schroder
	2/27/2007	4,300	—	$80.06	2/27/2017
	2/29/2008	4,350	—	$110.75	2/28/2018
	3/13/2009	4,500	—	$51.61	3/13/2019
	3/3/2010	25,000	—	$61.60	3/3/2020
	3/2/2011	30,000	—	$71.20	3/2/2021
	2/29/2012	37,500	—	$67.63	2/28/2022
	3/5/2013	38,175	—	$74.33	3/5/2023
	2/28/2014	75,000	37,500	$79.47	2/28/2024
	2/27/2015	43,000	86,000	$81.68	2/27/2025	2/27/2015	(3)	43,000	$3,106,320
	3/1/2016	—	230,000	$50.07	3/1/2026	3/1/2016	(4)	86,000	$6,212,640

Andrew J. Burke
	2/27/2007	12,500	—	$80.06	2/27/2017
	2/29/2008	9,000	—	$110.75	2/28/2018
	3/13/2009	14,000	—	$51.61	3/13/2019
	3/3/2010	15,000	—	$61.60	3/3/2020
	3/2/2011	30,000	—	$71.20	3/2/2021
	2/29/2012	37,500	—	$67.63	2/28/2022
	3/5/2013	30,000	—	$74.33	3/5/2023
	2/28/2014	22,000	11,000	$79.47	2/28/2024
	2/27/2015	11,100	22,200	$81.68	2/27/2025	2/27/2015	(3)	11,100	$801,864
	3/1/2016	—	59,500	$50.07	3/1/2026	3/1/2016	(4)	22,000	$1,589,280

Raul Padilla
	2/27/2007	12,500	—	$80.06	2/27/2017
	2/29/2008	9,000	—	$110.75	2/28/2018
	3/13/2009	14,000	—	$51.61	3/13/2019

	3/3/2010	15,000	—	$61.60	3/3/2020
	3/2/2011	30,000	—	$71.20	3/2/2021
	2/29/2012	37,500	—	$67.63	2/28/2022
	3/5/2013	30,000	—	$74.33	3/5/2023
	2/28/2014	22,000	11,000	$79.47	2/28/2024
	2/27/2015	12,500	25,000	$81.68	2/27/2025	2/27/2015	(3)	12,500	$903,000
	3/1/2016	—	66,500	$50.07	3/1/2026	3/1/2016	(4)	25,000	$1,806,000

Brian Thomsen
	2/27/2007	4,800	—	$80.06	2/27/2017
	2/29/2008	4,650	—	$110.75	2/28/2018
	2/29/2012	2,100	—	$67.63	2/28/2022
	3/5/2013	4,800	—	$74.33	3/5/2023
	2/28/2014	3,400	1,700	$79.47	2/28/2024
	5/1/2014	27,000	13,500	$76.40	5/1/2024
	2/27/2015	11,100	22,200	$81.68	2/27/2025	2/27/2015	(3)	11,100	$801,864
	3/1/2016	—	59,500	$50.07	3/1/2026	3/1/2016	(4)	22,000	$1,589,280

Gordon Hardie
	2/29/2012	25,000	—	$67.63	2/28/2022
	3/5/2013	20,000	—	$74.33	3/5/2023
	2/28/2014	19,000	9,500	$79.47	2/28/2024
	2/27/2015	11,100	22,200	$81.68	2/27/2025	2/27/2015	(3)	11,100	$801,864
	3/1/2016	—	59,500	$50.07	3/1/2026	3/1/2016	(4)	22,000	$1,589,280

(1)
Represents unexercised options as of December 31, 2016. Options vest in one third installments on the first, second and third anniversaries of their respective date of grant. All options have a 10 year term.

(2)
Value of unvested restricted stock units using a share price of $72.24, the closing price of Bunge common shares on December 30, 2016. PBRSUs for the 2014-2016 performance cycle are not included in the table, as they are considered earned as of December 31, 2016, and are reported in the Option Exercises and Stock Vested Table in this proxy statement. These awards were earned based on performance as of December 31, 2016 and are subject to continued service through February 28, 2017. Excludes dividend equivalents accrued on outstanding restricted stock units.

(3)
Payment amount of the PBRSUs will be determined as of December 31, 2017 based on satisfaction of performance targets for the 2015-2017 performance period. Awards are subject to continued service through the third anniversary of the date of grant (vesting date).

(4)
Payment amount of the PBRSUs will be determined as of December 31, 2018 based on satisfaction of performance targets for the 2016-2018 performance period. Awards are subject to continued service through the third anniversary of the date of grant (vesting date).

OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth information with respect to the exercise of stock options during 2016 and vesting of restricted stock units during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Soren Schroder			18,000	(1)	$1,471,500
			26,907	(2)	$1,484,997
Andrew J. Burke			5,280	(1)	$431,640
Raul Padilla			5,280	(1)	$431,640
Brian Thomsen			7,296	(1)	$596,448
Gordon Hardie			4,560	(1)	$372,780

(1)
Represents PBRSUs awarded for the 2014-2016 performance period that vested on February 28, 2017. Value realized upon settlement was determined by multiplying the number of shares acquired on vesting by the average of the high and low sale prices of Bunge common shares on the vest date, February 28, 2017 ($81.75), The amounts vested do not include additional shares acquired upon the settlement of associated dividend equivalents in the amounts of: Mr. Schroder 1,136, Mr. Burke 329, Mr. Padilla 329, Mr. Thomsen 444, and Mr. Hardie 282.

(2)
Represents time based restricted stock units that vested on March 5, 2016. Value realized upon vesting was determined by multiplying the number of shares acquired on vesting by the average of the high and low sale prices of Bunge common shares on March 4, 2016 ($55.19). The amount vested does not include an additional 1,470 shares acquired upon the settlement of associated dividend equivalents.

PENSION BENEFITS TABLE
The following table sets forth pension benefit information for the Named Executive Officers with respect to each defined benefit pension plan in which such executive participates as of December 31, 2016.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Soren Schroder	Pension Plan	11.1	$384,289	—
	SERP	11.1	$1,196,478	—
	Excess Plan	11.1	$2,558,751	—

Andrew J. Burke	Pension Plan	15.0	$701,715	—
	SERP	15.0	$1,067,100	—
	Excess Plan	15.0	$2,470,880	—

Raul Padilla	Pension Plan	3.8	$163,045	—
	SERP	3.8	$418,420	—
	Excess Plan	3.8	$870,156	—

Brian Thomsen (2)	Pension Plan	—	—	—
	SERP	—	—	—
	Excess Plan	—	—	—

Gordon Hardie	Pension Plan	5.3	$175,298	—
	SERP	5.3	$173,304	—
	Excess Plan	5.3	$438,398	—

(1)
Amounts were calculated as of December 31, 2016, using assumptions that were used for Bunge's audited consolidated financial statements based on the earliest age that an individual could receive an unreduced pension benefit. See Note 18 to the audited consolidated financial statements in the Form 10-K for material assumptions.

(2)	Mr. Thomsen is not a participant in the defined benefit plans.

RETIREMENT PLAN BENEFITS
The Named Executive Officers are eligible to receive retirement benefits under the Pension Plan, the SERP and the Excess Benefit Plan. Information regarding each of these plans is set forth below.
THE PENSION PLAN
The Pension Plan is a tax qualified retirement plan that covers substantially all of our U.S. based salaried and non union hourly employees. The Pension Plan pays benefits at retirement to participants who terminate employment or retire from Bunge after meeting the eligibility requirements for a benefit. The Pension Plan provides pension benefits based on: (i) the participant's highest average salary for 60 consecutive months within the 120 consecutive months prior to termination of employment ("final average salary") and (ii) the participant's length of service.
A participant's annual benefit is calculated as (i) 1% of his or her final average salary multiplied by his or her years of benefit service and (ii) 0.5% of his or her final average salary over the average of the social security wage base multiplied by years of benefit service to a maximum of 35 years. For purposes of the Pension Plan, average social security wage base means the average of the social security wage base during the 35 year period preceding the participant's social security retirement age. For purposes of the Pension Plan, a participant's salary for a year is deemed to include base salary and 50% of any award under our annual incentive plans for that year. Because the Pension Plan is a tax qualified retirement plan, a participant's salary is restricted by the compensation limit imposed by the Internal Revenue Code. For 2016, this salary limit was $265,000. If a participant's salary exceeds this limit, such amounts are subject to the non tax qualified retirement plans described below.
Participants are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. The normal retirement age under the Pension Plan at which a participant may receive an unreduced normal retirement benefit is age 65.
Participants who complete 10 or more years of service with the Company may elect to receive an early retirement benefit following attainment of age 55. Mr. Schroder, Mr. Burke and Mr. Padilla are eligible to elect to receive an early retirement benefit. Benefits payable to a participant who retires between ages 60 and 62 are subject to a 0.4% reduction for each month before age 62 and a 0.5% reduction for each month between ages 55 and 59. Participants who have 10 years of service and retire on or after age 62 are eligible to receive an unreduced early retirement benefit.
The present value estimates shown in the Pension Benefits Table assume payment in the form of a single life annuity of the Named Executive Officer's accrued benefit under the Pension Plan, based on a participant's salary and service through December 31, 2016 (the Pension Plan measurement date for financial reporting purposes) and commencing on the earliest date that benefits are available unreduced. The present value assumes a discount rate of 4.6% and mortality as set forth in the Mercer Industry Longevity Experience Study generational annuitant only mortality table with no collar for the Consumer Goods and Food and Drink industry projected using the mortality improvement scale implied by the Social Security Administration's rates of mortality.
THE EXCESS BENEFIT PLAN
The Excess Benefit Plan, a non tax qualified retirement plan, is designed to restore retirement benefits that cannot be paid from the Pension Plan due to the Internal Revenue Code limits described above. The benefit provided under the Excess Benefit Plan will equal the difference between (i) the benefit that would have been earned under the Pension Plan, without regard to any Internal Revenue Code limitations, and (ii) the actual benefit payable from the Pension Plan. All Named Executive Officers in the Pension Plan are potentially eligible to participate in the Excess Benefit Plan, provided that their Pension Plan benefits are limited by the Internal Revenue Code.
Benefits payable under the Excess Benefit Plan are payable to participants following termination of employment on the later of the first day of the month following the participant's (i) six month anniversary of termination of employment or (ii) 65th birthday, or if the participant has 10 years of service, the first day of the month following the participant's 62nd birthday, in accordance with the applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the Excess Benefit Plan are paid out of the Company's general assets.
The present value estimates shown in the Pension Benefits Table for accumulated benefits under the Excess Benefit Plan are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.
THE SERP
We have adopted the SERP, a non tax qualified retirement plan, to attract, retain and reward certain key employees whose benefits under the Pension Plan and the Excess Benefit Plan are limited by the definition of compensation in the Pension Plan and further limited by the Internal Revenue Code. The Board designates those key employees who are eligible to participate in the SERP.
A participant's SERP benefit equals the amount that his or her benefit would equal if the Pension Plan (i) included 100% of such participant's bonus compensation when calculating his or her benefit and (ii) was administered without regard to any Internal Revenue Code limitation over any amounts payable to such participant under the Pension Plan and/or Excess Benefit Plan, as applicable.
Benefits payable under the SERP are paid coincident with and in the same distribution form and manner as the payment of the participant's benefit under the Excess Benefit Plan, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code. All amounts under the SERP are paid out of the Company's general assets.

The present value estimates shown in the Pension Benefits Table for accumulated benefits under the SERP are determined using the same payment, discount rate and mortality assumptions as were used to estimate the values shown for the Pension Plan.

NON QUALIFIED DEFERRED COMPENSATION TABLE
The following table sets forth certain information with respect to our nonqualified deferred compensation plans in which the Named Executive Officers participate as of December 31, 2016.

		Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Soren Schroder	—	$40,733	(1)	$8,245	—		$137,209
Andrew J. Burke	—	$18,400	(1)	$31,045	—		$295,420
Raul Padilla	—	—		$6,330	$321,197	(2)	$68,993
Brian Thomsen(3)	—	—		$9,439	$1,024,316	(4)	$1,312,979
Gordon Hardie	—	—		—	—		—

(1)	The amount set forth is included in the "All Other Compensation" column of the Summary Compensation Table on page 45 of this proxy statement.

(2)
Represents a portion of the supplemental annual incentive awards previously made to Mr. Padilla for performance years 2012 and 2013 that were mandatorily deferred. This amount was paid on March 31, 2016.

(3)	Amounts as shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.

(4)	Represents a portion of the supplemental annual incentive award previously made to Mr. Thomsen for performance year 2013 that was mandatorily deferred. This amount was paid on March 31, 2016.
401(K) PLAN
The Company sponsors the 401(k) Plan, a tax qualified retirement plan that covers substantially all of Bunge's U.S. based salaried and non union hourly employees. Participants may contribute up to 50% of their compensation on a before tax basis into their 401(k) Plan accounts. In addition, the Company matches an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings.
Because the 401(k) Plan is a tax qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2016, $59,000 including catch-up contributions). "Additions" include Company matching contributions and before tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2016, this compensation limit was $265,000. Participants may also direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.
EXCESS CONTRIBUTION PLAN
The Company sponsors the Excess Contribution Plan, which is a non tax qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits. Participants in the 401(k) Plan are eligible to participate in the Excess Contribution Plan, provided that their 401(k) Plan benefits are limited by the Internal Revenue Code.
The amounts shown as "Registrant Contributions" represent Company matching contributions made under the Excess Contribution Plan to the Named Executive Officers and are also reported in the "All Other Compensation" column of the Summary Compensation Table. The benefit provided under the Excess Contribution Plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A Participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).
Payments are made from the Company's general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.
BUNGE LIMITED EMPLOYEE DEFERRED COMPENSATION PLAN (THE "DEFERRED COMPENSATION PLAN")
The Deferred Compensation Plan, which is a non tax qualified deferred compensation plan, is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax deferred basis. Amounts deferred into the Deferred Compensation Plan are shown as "Executive Contributions" and are reported in the Summary Compensation Table and, in the case of PBRSUs, have previously been reported.
Eligible employees (including the Named Executive Officers) who meet the minimum base salary level may participate in the Deferred Compensation Plan. For 2016, the minimum base salary level required to participate in the Deferred Compensation Plan was $265,000.
The Deferred Compensation Plan allows participants to voluntarily defer from 1% to 10% of their base salary and 10% to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.
Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a Participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 25 annual installments. Distributions of a participant's account are made in cash and from Bunge's general assets.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
The Company has entered into certain agreements and maintains certain plans that will require us to provide compensation to the Named Executive Officers in the event of certain terminations of employment. The amount of compensation payable to the Named Executive Officer in each situation is shown in the table below. The amounts assume that the respective termination of employment event occurred on December 31, 2016.
These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The amounts are in addition to (i) vested or accumulated benefits generally under Bunge's defined benefit pension plans, 401(k) plans, and non qualified deferred compensation plans, which are set forth in the disclosure tables above; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) benefits generally available to U.S. salaried employees, such as accrued vacation.
Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) the average of the high and low sale prices of Bunge's common shares on December 30, 2016 ($71.37). Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the average of the high and low sale prices of Bunge's common shares on December 30, 2016.

Name	Executive Benefits and Payments Upon Termination (1)	Death, Disability or Retirement ($)	Termination without Cause or Resignation for Good Reason ($)	Change of Control followed by Termination without Cause or Resignation for Good Reason ($)
Soren Schroder	Cash Compensation (2)
	Severance	—	$7,020,000	$10,140,000
	Medical Continuation	—	$7,950	$23,849
	Equity Incentive Plan (3)
	Performance-Based Restricted Stock Units
	2015-2017	$1,886,189	$3,068,910	$3,068,910
	2016-2018	—	$6,137,820	$6,137,820
	Stock Options Unvested and Accelerated	$4,899,000	$4,899,000	$4,899,000
	Time-Based RSUs Unvested and Accelerated	—	—	—
	Total	$6,785,189	$21,133,680	$24,269,579
Andrew J. Burke	Cash Compensation (4)
	Severance	—	$1,450,000	—
	Equity Incentive Plan (3)
	Performance-Based Restricted Stock Units
	2015-2017	$486,900	$486,900	—
	2016-2018	—	—	—
	Stock Options Unvested and Accelerated	$1,267,350	$422,443	—
	Time-Based RSUs Unvested and Accelerated	—	—	—
	Total	$1,754,250	$2,359,343	—
Raul Padilla	Cash Compensation (5)
	Severance	—	$2,333,166	—
	Equity Incentive Plan (3)
	Performance-Based Restricted Stock Units
	2015-2017	$548,311	$548,311	—
	2016-2018	—	—	—
	Stock Options Unvested and Accelerated	$1,416,450	$472,157	—
	Time-Based RSUs Unvested and Accelerated	—	—	—
	Total	$1,964,761	$3,353,634	—
Brian Thomsen	Cash Compensation (6)
	Severance	—	$1,965,602	—
	Equity Incentive Plan (3)
	Performance-Based Restricted Stock Units
	2015-2017	$486,900	$486,900	—
	2016-2018	—	—	—
	Stock Options Unvested and Accelerated	$1,267,350	$422,443	—
	Time-Based RSUs Unvested and Accelerated	—	—	—
	Total	$1,754,250	$2,874,945	—
Gordon Hardie	Cash Compensation (7)
	Severance	—	$1,400,000	—
	Equity Incentive Plan (3)
	Performance-Based Restricted Stock Units
	2015-2017	$486,900	$486,900	—
	2016-2018	—	—	—
	Stock Options Unvested and Accelerated	$1,267,350	$422,443	—
	Time-Based RSUs Unvested and Accelerated	—	—	—
	Total	$1,754,250	$2,309,343	—

(1)
Total does not include vested amounts or accumulated benefits through December 31, 2016, including vested stock options, accumulated retirement benefits and amounts under deferred compensation plans, as those amounts are set forth in the disclosure tables above. Benefits are not specifically triggered upon a change in control for Named Executive Officers other than the CEO.

(2)	For purposes of this table, Mr. Schroder's compensation for 2016 is as follows: base salary equal to $1,300,000 and a target annual bonus equal to $2,080,000.

(3)	For disclosure purposes only, we have assumed that target performance measures were achieved for performance based awards as of December 31, 2016.

(4)
For purposes of this table, Mr. Burke's compensation for 2016 is as follows: base salary equal to $725,000 and a target annual bonus equal to $725,000. Pursuant to Mr. Burke's employment offer letter dated December 4, 2001, as amended, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance related, Mr. Burke will receive his pro rated AIP award for the year in which his employment is terminated. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Burke and the Company.

(5)
For purposes of this table, Mr. Padilla's compensation for 2016 is as follows: base salary equal to $1,166,583 and a target annual bonus equal to $1,166,583. Pursuant to Mr. Padilla's employment offer letter effective as of July 1, 2010, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance related, Mr. Padilla will receive his pro rated AIP award for the year in which his employment is terminated. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Padilla and the Company. Amounts shown have been converted from Brazilian reais to U.S. dollars at the exchange rate of 0.3074 U.S. dollars per Brazilian real as of December 31, 2016.

(6)
For purposes of this table, Mr. Thomsen's compensation for 2016 is as follows: base salary equal to $786,240 and a target annual bonus equal to $1,179,360. Pursuant to Mr. Thomsen's employment offer letter effective April 11, 2014, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus 12 months of his target AIP award. In addition, if the termination is not performance related, Mr. Thomsen will receive his pro rated AIP award for the year in which his employment is terminated. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Thomsen and the Company. Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 0.9828 U.S. dollars per Swiss franc as of December 31, 2016.

(7)
For purposes of this table, Mr. Hardie's compensation for 2016 is as follows: base salary equal to $700,000 and a target annual bonus equal to $700,000. Pursuant to Mr. Hardie's offer letter effective June 14, 2011, if his employment is terminated under circumstances that would call for severance pay under the Company's severance program, he is entitled to the greater of (i) the standard severance benefits of the Company at the time of termination or (ii) a payment equivalent to 12 months of his then base salary, plus his target AIP award. In addition, if the termination is not performance related, Mr. Hardie will receive his pro rated AIP award for the year in which his employment is terminated. Such benefits would be contingent upon delivery of a release of any employment related claims against the Company in a form mutually agreeable to Mr. Hardie and the Company.

ADDITIONAL INFORMATION REGARDING POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
Schroder Employment Agreement
On February 6, 2013, Bunge entered into an employment agreement with Mr. Schroder in connection with his promotion to CEO.
In the event of Mr. Schroder's termination without "Cause" or his resignation for "Good Reason" before a "Change of Control," his severance will be equal to:

•
two times the sum of the highest base salary paid to him over the two year period immediately prior to his termination of employment and the average of the annual cash bonus paid over such two year period, payable in monthly installments over 24 months (the "severance period");

•	a lump sum payment equal to a pro rata portion of the annual bonus he would have been entitled to receive for the performance period had he remained employed;

•
continuation, at his own expense, of health and medical insurance coverage under COBRA and, if he is not eligible under the Company's retiree medical plan, a payment equal to the after tax cost of obtaining coverage for the period between the end of the COBRA continuation period and the completion of the applicable severance period; provided, however, if he is eligible under the retiree medical plan and elects to immediately begin his benefit under the Company's pension plan, in lieu of such continuation coverage, he shall be eligible to enroll in the retiree medical plan at his own expense;

•	immediate vesting of entitlement to receive retiree medical and life insurance coverage offered to senior executives (if any);

•	immediate vesting of any service or performance requirements (to the extent performance is satisfied as of termination) in respect of any equity based award; and

•	without duplication of the above, benefits due to other senior executives upon termination.
In the event of Mr. Schroder's resignation for Good Reason or termination without Cause during a "Change of Control Period," he will be entitled to the same severance benefit as set forth above, except that for purposes of determining the payment amount for the severance period, he will be entitled to receive three times the sum of the highest base salary paid to him over the three year period immediately prior to his termination and the target annual cash bonus in effect at the time of his termination, payable in monthly installments over a 36 month period.
If Mr. Schroder's employment terminates due to "Disability," he will be entitled to his pro rata bonus due for the year in which such Disability occurs.
If Mr. Schroder's employment terminates due to his death, his estate is entitled to his pro rata bonus due for the year in which his death occurs.
As a condition to receiving the severance benefits, Mr. Schroder will continue to be bound by the terms of the non competition and non-solicitation provisions contained in the employment agreement for 18 months following the date of his termination of employment for any reason and by the terms of the confidentiality provision indefinitely. Mr. Schroder must also execute and deliver a general mutual release of claims against the Company and its subsidiaries.
The following definitions are provided in Mr. Schroder's employment agreement for certain of the terms used in this description:
"Cause" means Mr. Schroder's termination of employment by the Company for any of the following reasons: (a) any willful act or omission or any act of gross negligence that constitutes a material breach of the agreement; (b) willful and continued failure or refusal to substantially perform his duties; (c) willful and material violation of any law or regulation applicable to the Company and its subsidiaries that could reasonably be expected to have an adverse impact on its business or reputation; (d) conviction of, or a plea to, a felony, or any willful fraud; or (d) any other willful misconduct that is materially injurious to the financial condition, business or reputation of, or is otherwise materially injurious to, the Company and its subsidiaries.
"Good Reason" means a resignation by Mr. Schroder for any of the following reasons: (a) a failure to pay material compensation that is due and payable; (b) a material diminution of his authority, responsibilities or positions under the agreement; (c) the occurrence of acts or conduct that prevent or substantially hinder him from performing his duties or responsibilities; or (d) if immediately prior to the Change of Control Period, his principal place of employment is located within the metropolitan New York area, any relocation during the Change of Control Period outside of the metropolitan New York area.
"Disability" means a physical or mental disability or infirmity, as determined by a physician selected by the Company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of duties as an employee of the Company for any continuous period of 180 days or for 180 days during any one 12 month period.
"Change of Control" means the occurrence of any of the following events: (a) the acquisition by any person of 35% or more of the Company's common shares; (b) a change in a majority of the members of the Board of Directors without approval of the existing Board members; or (c) a merger, amalgamation or consolidation of the Company, a disposition of all or substantially all of the Company's assets or the acquisition of assets of another corporation, except if it would result in continuity of the Company's shareholders of more than 50% of the then outstanding common shares and outstanding voting securities, as the case may be.
"Change of Control Period" means the period beginning on the date of the Change of Control and ending 30 months later, and can include the 12 month period immediately preceding such Change of Control, if Mr. Schroder is terminated without Cause during this 12 month period and there is a reasonable basis to conclude such termination was at the request or direction of the acquirer.
Equity Acceleration Under the 2009 Equity Incentive Plan
Under the 2009 Equity Incentive Plan, a participant's equity award will be subject to the following treatment upon a termination of employment (except as otherwise provided under an individual award agreement or employment agreement):

•
In the event of a termination of employment due to death, disability or Retirement (defined as termination of employment after attaining age 65), an individual's stock options become fully vested and immediately exercisable. Disability has the same meaning as under the Company long term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.

•
In the event of a termination of employment without Cause or upon early retirement (as defined under Bunge's retirement policies), all stock options that would have vested in the 12 month period following termination of employment will immediately vest and become exercisable.

Generally, for all terminations of employment other than for Cause or voluntary resignation, all performance based restricted stock unit awards vest pro rata through the date of termination (though subject to satisfaction of applicable performance goals and a minimum one year service period).
The 2009 Equity Incentive Plan does not include any provisions requiring accelerated vesting in connection with a change of control.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our common shares by each member of our Board, each executive officer and our directors and executive officers as a group as of March 10, 2017, based on 140,143,915 shares issued and outstanding.
All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.
Under Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
		(Number of Shares)
Beneficial Owner	Direct or Indirect(1)	Voting or Investment Power(2)	Right to Acquire(3)		Percent of Class
Soren Schroder	64,640	—	418,991		*
Ernest G. Bachrach	64,325	—	12,728	(4)	*
Enrique H. Boilini	64,325	—	—		*
Carol M. Browner	7,056	—	—		*
Paul Cornet de Ways-Ruart	1,388	107,700	—		*
William Engels	23,023	—	—		*
Andrew Ferrier	8,300	—	—		*
Andreas Fibig	—	—	—		*
Kathleen Hyle	9,243	—	—		*
L. Patrick Lupo	31,668	—	—		*
John E. McGlade	3,204	—	—		*
Thomas M. Boehlert	—	—	—		*
Deborah Borg	1,216	—	9,833		*
Andrew Burke	47,044	—	265,007		*
Gordon Hardie	13,685	—	115,533		*
David M. Kabbes	4,857	—	50,233		*
Pierre Mauger	4,643	—	59,483		*
Raul Padilla	65,957	—	228,166		*
Brian Thomsen	35,410	—	103,983		*
All directors and executive officers as a group (19 persons)	449,984	107,700	1,263,957		1.30%

*Less than 1%.

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives or corporate entities with whom they are presumed to share voting and/or investment power.

(3)
This column includes: (i) shares which directors and executive officers have a right to acquire through the exercise of stock options granted under Bunge's Non-Employee Directors Equity Incentive Plans and the Equity Incentive Plans, respectively, that have vested or will vest within sixty (60) days of March 10, 2017, (ii) restricted stock units and dividend equivalent payments for which shares are issuable within sixty (60) days of March 10, 2017, but are mandatorily deferred in accordance with the terms and conditions of these awards and (iii) shares underlying hypothetical share units held by non-employee directors who have elected to receive, under the Non-Employee Directors Deferred Compensation Plan, a distribution in the form of common shares.

(4)	Represents shares underlying hypothetical share units held under the Non-Employee Directors Deferred Compensation Plan.

The following table sets forth information regarding the beneficial ownership of our common shares by persons or groups known to Bunge to be beneficial owners of more than 5% of our issued and outstanding common shares.

Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding on December 31, 2016
BlackRock, Inc.(1)	7,621,629	5.5%
The Vanguard Group(2)	12,130,374	8.7%
T. Rowe Price Associates, Inc.(3)	10,759,709	7.7%

(1)
Based on information filed with the SEC on Schedule 13G/A on January 19, 2017: BlackRock, Inc. reported beneficial ownership of 7,621,629 shares, sole voting power as to 6,450,017 of the shares and sole dispositive power as to 7,621,629 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(2)
Based on information filed with the SEC on Schedule 13G/A on February 10, 2017: (i) The Vanguard Group reported beneficial ownership of 12,130,374 shares, sole voting power as to 117,108 of the shares, shared voting power as to 25,268 of the shares, sole dispositive power as to 11,987,813 of the shares and shared dispositive power as to 142,561 of the shares, (ii) Vanguard Fiduciary Trust Company reported beneficial ownership of 75,593 shares and (iii) Vanguard Investments Australia, Ltd. reported beneficial ownership of 108,483 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on the information filed with the SEC on Schedule 13G/A on February 7, 2017: T. Rowe Price Associates, Inc. reported beneficial ownership of 10,759,709 shares, sole voting power as to 3,442,527 of the shares and sole dispositive power as to 10,734,859 of the shares. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

AUDIT COMMITTEE REPORT
Bunge's Audit Committee is composed of five independent directors, all of whom are financially literate. In addition, Bunge's Board has determined that each of Mr. Boilini and Ms. Hyle qualifies as an audit committee financial expert as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is available on Bunge's website at www.bunge.com.
The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of Bunge's financial statements and related disclosures, (2) Bunge's compliance with legal and regulatory requirements, (3) Bunge's independent auditors' qualifications, independence and performance and (4) the performance of Bunge's internal audit and control functions.
Bunge's management is responsible for the preparation of its financial statements, its financial reporting process and its system of internal controls. Bunge's independent auditors are responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.
The Audit Committee has adopted a policy designed to increase its oversight of Bunge's independent auditor. Under the policy, the Audit Committee approves all audit, audit-related services, tax services and other services provided by the independent auditor. In addition, any services provided by the independent auditor that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. The Audit Committee's charter also ensures that the independent auditor discusses with the Audit Committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of Bunge's accounting policies and practices.
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, Bunge's independent auditors, the audited financial statements as of and for the year ended December 31, 2016. In addition, the Audit Committee met regularly with management and Deloitte & Touche LLP to discuss the results of their evaluations of Bunge's internal controls and the overall quality of Bunge's financial reporting. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The Audit Committee also considered whether the non-audit services provided by Deloitte & Touche LLP to Bunge during 2016 were compatible with their independence as auditors.
Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Bunge's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Kathleen Hyle, Chair
Enrique H. Boilini
Carol M. Browner
Paul Cornet de Ways-Ruart
Andreas Fibig

PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITORS' FEES
General
Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2017 and authorize the Audit Committee of the Board to determine the independent auditors' fees. You would be acting based on the recommendation of our Audit Committee. Pursuant to Bermuda law and our bye-laws, an auditor is appointed at the annual general meeting or at a subsequent general meeting in each year and shall hold office until a successor is appointed.
The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a new proposal for independent auditors.
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") have audited our annual financial statements since our 1996 fiscal year.
Representatives of the Deloitte Entities are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.
Fees
The chart below sets forth the aggregate fees for professional services rendered by the Deloitte Entities for services performed in each of 2016 and 2015, and breaks down these amounts by category of service:

	2016	2015
Audit Fees	$13,567,000	$13,858,000
Audit-Related Fees	501,549	388,839
Tax Fees	238,239	292,117
All Other Fees	—	—
Total	$14,306,788	$14,538,956
Audit Fees
Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of management's assessment on internal control over financial reporting and the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.

Audit-Related Fees
For 2016 and 2015, audit-related fees principally included fees for statutory attestation services in Argentina and certain other agreed-upon procedures engagements.
Tax Fees
Tax fees in 2016 and 2015 primarily related to tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.
All Other Fees
No fees were paid to the Deloitte Entities in 2016 and 2015 for any other professional services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of all audit services, audit-related services, tax services and other services provided by our independent auditors. Pre-approval is detailed as to particular types of services and is subject to specific fee levels. The independent auditor and management are required to periodically report to the audit committee regarding the services that have been provided to the Company in accordance with this pre-approval policy.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee. In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2017, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.
OUR BOARD RECOMMENDS THAT, BASED ON THE RECOMMENDATION OF THE AUDIT COMMITTEE, YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITORS' FEES.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to the rules of the SEC, Bunge is required to provide shareholders with a non-binding advisory "say-on-pay" vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis ("CD&A"), related compensation disclosure tables and narrative disclosures that accompany the compensation disclosure tables in this proxy statement. The Board recognizes the importance of our shareholders' opportunity to cast an advisory say-on-pay vote as a means of expressing views regarding the compensation of our Named Executive Officers. Based upon the outcome of our 2011 say-on-pay frequency vote, we currently hold an annual advisory say-on-pay vote. In 2016, 94% of the shares voted on the say-on-pay proposal were voted "for" the proposal. This year, shareholders are again being asked to vote on the frequency of future say-on-pay votes, and the Board is recommending continuing to hold an annual say-on-pay vote. See Proposal 4 in this proxy statement for more information on the say-on-pay frequency vote.
Bunge's compensation philosophy is to pay for performance, support Bunge's business goals, align the interests of management and our shareholders and offer competitive compensation arrangements to attract, retain and motivate high-caliber executives. As discussed in the CD&A, we have provided shareholders with a description of our executive compensation program, including the philosophy underpinning the program, the individual elements of the compensation program, and how our compensation program is administered. Our executive compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives by linking compensation to key performance metrics. We have chosen the selected metrics to align executive compensation to the achievement of strong financial performance and the creation of shareholder value. Our Compensation Committee regularly reviews our executive compensation program to ensure alignment with our business strategy and compensation philosophy. Additionally, our executive compensation program has been designed to appropriately balance risks and rewards and discourage excessive risk-taking by our executives.
For the reasons highlighted above, and more fully discussed in the CD&A, the Board unanimously recommends that shareholders vote in favor of the following advisory resolution:
"RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S- K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement."
You may vote "for" or "against" this proposal, or you may abstain from voting. Although the vote on this Proposal 3 is advisory and non-binding, the Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote on Named Executive Officer compensation described in Proposal 3 above, this Proposal 4 provides shareholders with the opportunity to express a non-binding preference on how often Bunge should hold future say-on-pay votes. This is referred to as a say-on-pay frequency vote. Under this Proposal 4, shareholders may cast their advisory vote for every “1 Year,” “2 Years,” or “3 Years,” or may abstain from voting. Shareholders are not voting to approve or disapprove the Board's recommendation.

In 2011, we held our first say-on-pay frequency vote and, consistent with the Board’s recommendation, over 90% of the shares voted were in favor of an annual vote. Starting with our Annual General Meeting held in 2011, we have held annual votes on executive compensation.

This year, the Board again recommends that shareholders approve, on an advisory basis, holding an annual say-on-pay vote. The Board continues to believe that an annual vote is most appropriate for Bunge as it provides shareholders with an opportunity to express their views on our executive compensation program in a consistent and timely manner.

Although the vote on this Proposal 4 is advisory and non-binding, the Compensation Committee and the Board will review the voting results and will consider shareholder views when determining the frequency of future say-on-pay votes.
'
A say-on-pay frequency vote must be held at least once every six years. Accordingly, following this year’s say-on-pay frequency vote, we anticipate that the next such vote will be held at the Annual General Meeting in 2023.

OUR BOARD RECOMMENDS THAT A NON-BINDING ADVISORY VOTE ON EXECTIVE COMPENSATION BE HELD ANNUALLY AND THAT SHAREHOLDERS VOTE FOR "1 YEAR."

PROPOSAL 5 — APPROVAL OF THE BUNGE LIMITED 2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN
Based on the recommendation of the Compensation Committee, our Board has approved the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan (the “2017 Plan”), subject to approval by our shareholders. Approval of the 2017 Plan requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual General Meeting. Shareholder approval of the 2017 Plan is required under the rules of the New York Stock Exchange (the “NYSE”). If approved by our shareholders, the 2017 Plan will become effective on May 25, 2017 and will replace the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan, or the “2007 Plan,” which was originally approved by our shareholders on May 25, 2007. Upon approval of the 2017 Plan, no new awards will be granted under the 2007 Plan.

The 2017 Plan is established to promote the long-term growth and financial success of Bunge and its subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting Bunge in promoting a greater identity of interest between the directors and our shareholders.

The following is a summary of the reasons that we support the adoption of the 2017 Plan, as well as the principal provisions of the 2017 Plan. It is not intended to be a complete description of all of the terms and provisions thereof. This description is qualified by reference to the 2017 Plan document, a copy of which is attached as Appendix B to this proxy statement.

Why Shareholders Should Approve this Proposal
The 2017 Plan is a key component of Bunge’s Director Compensation Program. As discussed in this proxy statement, a significant portion of the annual compensation paid to non-employee directors is in the form of equity based awards. The Board and the Compensation Committee believe that the use of equity-based awards promotes a greater identity of interest between the directors and our shareholders.
The 2007 Plan will expire by its terms on May 25, 2017. If the 2017 Plan is not approved, Bunge will no longer be able to grant equity-based awards to non-employee directors upon the expiration of the 2007 Plan.
As of March 10, 2017, the shares remaining available for issuance under our equity incentive plans, and other relevant data, are set forth below:

	2016 Equity Incentive Plan (1)	2007 Non Employee Directors Equity Incentive Plan
Shares available under all outstanding plans	3,778,917	111,197
Unvested full value awards outstanding (2)	1,765,245	25,180
Outstanding stock options	6,728,330	—
Weighted average remaining term (years)	6.96	—
Weighted average exercise price	$71.25	—

(1)	Inclusive of predecessor plans with awards outstanding.

(2)	An additional 12,728 deferred units are outstanding under the Non-Employee Directors Deferred Compensation Plan, under which no additional shares may be granted.

The 2017 Plan is instrumental in attracting and retaining qualified non-employee directors.  Attracting and retaining highly qualified non-employee director candidates is critical to executing Bunge’s long-term business strategy. Equity-based awards are essential to attracting such candidates.
The 2017 Plan permits multiple award types. The 2017 Plan permits the issuance of stock options, stock appreciation rights (“SARs”), restricted stock units, and other stock or cash awards, subject to the share limits set forth in the 2017 Plan. These varied award types will enable the Compensation Committee to tailor awards in light of evolving director compensation trends as well as the accounting, tax and other standards applicable at the time of grant, all of which have evolved over time and are likely to continue to evolve in the future.
Highlights of Key Governance Practices Under the 2017 Plan
We believe that the 2017 Plan is consistent with principles of good corporate governance. The 2017 Plan includes the following practices and provisions:

•	No “evergreen” feature. The 2017 Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

•	No discounted options or SARs. Under the 2017 Plan, option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.

•
No repricings or cash buyouts. The 2017 Plan includes a blanket prohibition against repricing, including a prohibition of cash buyouts of out-of-the-money options or SARs granted under the 2017 Plan without shareholder approval, other than in connection with adjustments made due to certain corporate transactions.

•
No liberal share “recycling.” The 2017 Plan includes a prohibition against re-granting shares (i) subject to an option or a stock-settled SAR that were not issued upon the net settlement or net exercise of such option or SAR; (ii) delivered to, or withheld by, the company to pay the exercise price or the withholding taxes due with respect to an option or SAR; (iii) withheld by the company to cover taxes incurred in connection with other stock-settled awards; or (iv) repurchased in the open market with the proceeds of an option exercise.

•
A limited change in control trigger provision.  Unless specifically prohibited by the 2017 Plan, or unless the Compensation Committee provides otherwise, upon the occurrence of a change in control, outstanding and unvested awards will only vest if (i) a successor to Bunge fails to assume, substitute or replace the outstanding awards or (ii) a non-employee director’s service terminates on or before the first anniversary of the occurrence of a change in control.

•
No liberal definition of change of control. The 2017 Plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Bunge’s securities representing 35% or more of the combined voting power of Bunge’s then outstanding securities; (ii) consummation of a sale, transfer or distribution of all or substantially all of the assets of Bunge, a dissolution or liquidation of Bunge, or a merger, amalgamation or consolidation of Bunge or other corporate transaction that results in Bunge’s shareholders not owning more than 50% of the combined voting power of Bunge or another corporation resulting from the transaction; or (iii) specified changes in the majority of the Board (not including the election of directors whose election or nomination was approved by a majority of the then incumbent Board).

•	Cap on awards. The maximum equity value that may be awarded to a director in a calendar year is limited.
Determination of Authorized Shares
In setting the proposed number of authorized shares under the 2017 Plan, the Board and the Compensation Committee considered the following factors:
Shares available for issuance under the 2017 Plan. The proposed share reserve increases incrementally the shares available to grant by 8,803 shares (the difference between the shares requested 120,000 and the shares scheduled to expire under the current plan 111,197). As of March 10, 2017, the proposed non-employee director share reserve of 120,000 shares under the 2017 Plan represents 0.09% of the Company's shares outstanding. Together with the shares remaining available for grant to the Company's employees under our 2016 Equity Incentive Plan, the share request represents approximately 2.78% of our common shares outstanding.
Historical equity award grant practices. Based on our equity award grant practices under the 2007 Plan over the prior three year period, we have maintained competitive grant practices consistent with our peer group. The proposed share reserve is expected to cover five years of grants to non-employee directors.
Shareholder value transfer and dilution. We also considered the shareholder value transfer and dilution policies of our institutional investors and major proxy advisory firms. Total dilution of 8.86%, inclusive of the share request, grants and awards outstanding and shares available for grant, is below peer and GICS median.
Summary of the 2017 Plan
Administration. The 2017 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to designate the participants; determine the size and types of awards; approve forms of award agreements for use under the 2017 Plan; determine the terms and conditions of each award, including without limitation, and to the extent applicable, the exercise price, the exercise period, vesting conditions, any vesting acceleration, waiver of forfeiture restrictions, and any other term or condition regarding any award or its related common shares; construe and interpret the 2017 Plan and any agreement or instrument; establish, amend or waive rules and regulations for the 2017 Plan’s administration; amend the terms and conditions of any outstanding award and any instrument or agreement; delay issuance of common shares or suspend a director’s right to exercise an award as deemed necessary to comply with applicable laws; authorize any person to execute, on behalf of Bunge, any required agreement or instrument; correct any defect, supply any omission, or reconcile any inconsistency in the 2017 Plan, any award, or any instrument or agreement; adopt such plans or sub-plans as may be necessary or appropriate; and make any and all determinations which it determines to be necessary or advisable for the 2017 Plan administration.
Eligibility. Eligibility is limited to a member of the Board who is not an employee of Bunge or any of its subsidiaries. Unless otherwise determined by the Compensation Committee, awards will be granted (i) upon a non-employee director’s initial election or appointment and (ii) to a non-employee director who continues to be a member of the Board as of the date of each Annual General Meeting.
Shares Reserved for Issuance; Limits. Subject to adjustment under the 2017 Plan, a total of 120,000 common shares will be reserved for issuance pending shareholder approval of the 2017 Plan. The sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards payable in common shares to each non-employee director during any calendar year shall not exceed $540,000.
Grant of Awards. The Compensation Committee may grant awards under the 2017 Plan in the form of stock options, restricted stock units, SARs, and other stock or cash awards. Award agreements provided with respect to any grant will set forth the specific terms of the award, including the vesting terms. The following is a brief description of the various types of awards that may be issued under the 2017 Plan:

•
Nonqualified Stock Options. A stock option is the right to acquire common shares at a fixed exercise price for a fixed period of time. Under the 2017 Plan, the Compensation Committee fixes the term of the options, which term may not exceed ten years from the date of grant. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, common shares, a combination of cash and common shares, through net settlement (meaning the company withholds common shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including, to the extent not prohibited by the Sarbanes-Oxley Act, a cashless exercise procedure whereby vested common shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the company to pay the exercise price. The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of common shares on the date of grant. Except in connection with a corporate transaction involving Bunge, the exercise price of outstanding options or SARs may not be reduced without shareholder approval, and no option or SAR may be canceled in exchange for cash, options or SARs with a lower exercise price, or other awards.

•
Stock Appreciation Rights. SARs are awards that entitle a director to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of common shares for which the SARs is exercised over the grant price. The grant price cannot be less than 100% of the fair market value of a Bunge common share on the date of grant. Payment on exercise may be made in cash or common shares, as determined by the Compensation Committee on or following the date of grant. The Compensation Committee fixes the term of the SARs, which term may not exceed ten years from the date of grant.

•
Restricted Stock Units.  Restricted stock units (which may include the right to receive dividend equivalents) entitle a director to receive one or more common shares in the future upon satisfaction of vesting conditions. The Compensation Committee determines whether restricted stock units will be settled through the delivery of common shares, cash of equivalent value, or a combination of common shares and cash.

•
Other Awards. The Compensation Committee also may grant other forms of awards that generally are based on the value of common shares. These other awards may provide for cash payments based in whole or in part on the value or future value of common shares, may provide for the future delivery of common shares to the participant, or may provide for a combination of cash payments and future delivery of common shares.

Adjustment or Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, spilt-off or similar transaction or other change in corporate structure affecting the common shares, adjustments and other substitutions will be made to the 2017 Plan and to awards as the Compensation Committee deems appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding awards as the Compensation Committee may determine to be appropriate; provided, however, that the number of common shares subject to any award will always be a whole number. Notwithstanding anything in the 2017 Plan to the contrary, an adjustment to an Award may not be made in a manner that would result in adverse tax consequences under Section 409A of the Code.
Termination of Service. Unless otherwise determined by the Compensation Committee, awards will fully vest on the date of the first Annual General Meeting following the date of grant; provided that an unvested award will vest upon the termination of a non-employee director’s service by reason of death, disability (as defined in the 2017 Plan) or a failure by the shareholders to reelect a director after he or she was nominated for re-election by the Board. If a non-employee director terminates service for any other reason, any unvested awards will be cancelled without payment.
Change in Control. Unless specifically prohibited by the 2017 Plan, or unless the Compensation Committee provides otherwise prior to a change in control, upon the occurrence of a change in control, if (i) a non-employee director’s service terminates within one year following a change in control, or (ii) any successor to Bunge fails to assume, substitute or replace the outstanding awards, any outstanding awards will vest.
Amendment and Termination of the 2017 Plan. The Board reserves the right to amend, modify, suspend or terminate the 2017 Plan at any time, subject to any required shareholder approvals. However, no such amendment, modification or termination may adversely affect outstanding awards under the 2017 Plan without a non-employee director’s consent. Unless terminated earlier by the Board, the 2017 Plan will terminate on May 25, 2027.
Non-Assignability. Awards are not assignable or transferable, other than by will or by the laws of descent and distribution.
Shareholder Rights. A director will have no rights as a shareholder with respect to common shares covered by an award until the date the director or his or her nominee becomes the holder of record of such common shares.
Certain Federal Income Tax Considerations.
The following is a brief description of the U.S. federal income tax consequences generally arising with respect to certain awards that may be granted under the 2017 Plan based on current tax laws. The summary does not include any state, local or foreign tax laws. This discussion is intended for the information of shareholders considering how to vote with respect to the proposal to approve the 2017 Plan.
Nonqualified Stock Options and Stock Appreciation Rights. A director will not recognize taxable income upon the grant of a nonqualified stock option or SAR. The director generally will recognize ordinary income upon exercise, in an amount equal to the excess of the fair market value of the common shares received at the time of exercise over the exercise price.
Restricted Stock Units. A director will not recognize taxable income upon the grant of restricted stock units. The director will recognize ordinary income at the time the common shares (or cash) are delivered equal to the fair market value of the shares (or cash) received. Any subsequent gain or loss will be capital gain or loss, long-term if the common shares have been held for more than one year.
Tax Effect for the Company. Bunge generally will receive a deduction for any ordinary income recognized by a director with respect to an award.
New Plan Benefits
Future grants under the 2017 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. Consequently, it is not possible to determine the benefits that might be received by directors receiving discretionary grants under the 2017 Plan. The 2017 Plan requires the approval of a majority of the votes cast at our Annual General Meeting. If approved by the our shareholders, the 2017 Plan will become effective on May 25, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE BUNGE LIMITED 2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2016, with respect to our equity compensation plans.

	(a)		(b)		(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	7,498,109	(2)	$69.35	(3)	5,880,219	(4)
Equity compensation plans not approved by shareholders(5)	12,664	(6)	—	(7)	—	(8)
Total	7,510,773		$69.35		5,880,219

(1)
Includes our 2016 Equity Incentive Plan, 2009 Equity Incentive Plan, Equity Incentive Plan, Non-Employee Directors' Equity Incentive Plan and 2007 Non-Employee Directors' Equity Incentive Plan. Please see Proposal 5, including the table on page 66 of this proxy statement, for updated equity compensation plan information.

(2)
Includes non-statutory stock options outstanding as to 5,940,719 common shares, performance-based restricted stock unit awards outstanding as to 1,495,824 common shares and 4,025 vested and deferred restricted stock units outstanding (including, for all restricted and deferred restricted stock unit awards outstanding, dividend equivalents payable in common shares) under our 2009 Equity Incentive Plan. This number also includes non-statutory stock options outstanding as to 9,100 common shares under our 2016 Equity Incentive Plan and 24,028 and 24,413 unvested restricted stock units under our 2007 Non-Employee Directors' Equity Incentive Plan and 2016 Equity Incentive Plan, respectively. Dividend equivalent payments that are credited to each participant's account are paid in our common shares at the time an award is settled. Vested deferred restricted stock units are paid at the time the applicable deferral period lapses.

(3)
Calculated based on non-statutory stock options outstanding under our 2016 Equity Incentive Plan, 2009 Equity Incentive Plan, Equity Incentive Plan and our Non-Employee Directors' Equity Incentive Plan. This number excludes outstanding time-based restricted stock unit and performance-based restricted stock unit awards under the 2016 Equity Incentive Plan, 2009 Equity Incentive Plan and Equity Incentive Plan and restricted and deferred restricted stock unit awards under the 2007 Non-Employee Directors' Equity Incentive Plan.

(4)
Includes dividend equivalents payable in common shares. Shares available under our 2016 Equity Incentive Plan may be used for any type of award authorized under the plan. Awards under the plan may be in the form of statutory or non-statutory stock options, restricted stock units (including performance-based) or other awards that are based on the value of our common shares. Our 2016 Equity Incentive Plan provides that the maximum number of common shares issuable under the plan is 5,800,000, subject to adjustment in accordance with the terms of the plan. This number also includes shares available for future issuance under our 2007 Non-Employee Directors' Equity Incentive Plan. Our 2007 Non-Employee Directors' Equity Incentive Plan provides that the maximum number of common shares issuable under the plan may not exceed 600,000, subject to adjustment in accordance with the terms of the plan. No additional awards may be granted under the Equity Incentive Plan and the Non-Employee Directors' Equity Incentive Plan.

(5)	Includes our Non-Employee Directors' Deferred Compensation Plan.

(6)	Includes rights to acquire 12,664 common shares under our Non-Employee Directors' Deferred Compensation Plan pursuant to elections by our non-employee directors.

(7)	Not applicable.

(8)	Our Non-Employee Directors' Deferred Compensation Plan does not have an explicit share limit.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy for the Review and Approval of Related Person Transactions
Various policies and procedures of our Company, including our Code of Conduct, Corporate Governance Guidelines and annual questionnaires and/or certifications completed by our directors and executive officers, require disclosure of and/or otherwise identify transactions or relationships that may constitute conflicts of interest or may require disclosure under applicable SEC rules as "related person transactions" between Bunge and related persons. Our Corporate Governance and Nominations Committee has adopted a written policy for the review and approval of related person transactions. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Conduct.
Under the policy, our Legal Department will review all actual and proposed related person transactions presented to or identified by it and then present any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominations Committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arms' length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy. For purposes of the policy, the terms "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K of the SEC.
Related Person Transactions
The son of Mr. Andrew J. Burke, our former Chief Financial Officer, is employed by the Company in the information technology department in a non-officer position. His compensation and other terms of employment are comparable to those of other similarly situated employees of the Company and determined in accordance with the Company's standard human resources policies and procedures.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Bunge is subject to the SEC reporting requirements applicable to U.S. domestic public companies, and its executive officers, directors and certain persons who own 10 percent or more of its common shares are obligated by Section 16(a) of the Exchange Act to file reports of their ownership of Bunge's common shares with the SEC and to furnish Bunge with copies of the reports.
Based solely upon a review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, or written representations from persons required to file such reports, we believe that all filings required to be made during the fiscal year ended December 31, 2016 were timely made in accordance with the requirements of the Exchange Act, with the exception of:

•
A late Form 4 report was filed by Soren Schroder on March 21, 2016 to report the withholding of 1,023 common shares for the payment of tax liability incident to the vesting of performance-based restricted stock units and restricted stock units, effective March 5, 2016.

•	A late Form 4 report was filed for J. Matt Simmons, Jr. on January 9, 2017 to report the grant of 4,000 restricted stock units, effective December 7, 2016.

•	A late Form 4 report was filed by David Kabbes on March 2, 2017 to report the transfers of 416 and 826 common shares to a trust, effective September 10, 2015 and April 29, 2016, respectively.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be considered for inclusion in Bunge's proxy statement for the Company's Annual General Meeting of Shareholders in 2018 (the "2018 Annual General Meeting"), presently anticipated to be held on May 24, 2018, shareholder proposals must be received by Bunge no later than December 16, 2017. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.
Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2018 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2018 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2018 Annual General Meeting. Notice must be given in writing and in proper form in accordance with our bye-laws to the Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary, not later than December 16, 2017.
In addition, shareholders may submit proposals on matters appropriate for shareholder action at the Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the total voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2018 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Secretary.

DIRECTIONS TO ANNUAL GENERAL MEETING
The Annual General Meeting will be held at 10:00 am, Eastern Time, on May 25, 2017 at the Sofitel Hotel, 45 West 44th Street, New York City. The telephone number is (212) 354-8844 and the fax number is (212) 354-2480.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
A copy of our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at www.bunge.com under the captions "Investors — SEC Filings" or by writing to us at 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

OTHER MATTERS
We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.
By order of the Board of Directors.

Carla L. Heiss Secretary
April 13, 2017

APPENDIX A — CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
In order to qualify as independent, the Board must determine that a director has no material relationship with Bunge.
(1)           A director will not be independent if:

•	the director was employed by Bunge or an immediate family member of the director was an executive officer of Bunge within the preceding three years,

•
(i) the director is a current partner or employee of a firm that is Bunge's external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such firm and personally works on Bunge's audit; or (iv) the director or the director's immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Bunge's audit within that time,

•
a present executive officer of Bunge serves or served on the compensation committee of the Board of directors of a company which employed the director or which employed an immediate family member of the director as an executive officer within the preceding three years,

•
the director or the director's immediate family member received, during any 12-month period within the preceding three years, more than $120,000 per year in direct compensation from Bunge other than director and committee fees and pension or other forms of deferred compensation for prior service, provided that such compensation is not contingent on continued service, or

•
the director is a current employee, or the director's immediate family member is a current executive officer, of another company and the other company made payments to, or received payments from, Bunge for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company's consolidated gross revenues.

(2)           In addition, in order to assist it in determining what constitutes a material relationship, the Board has adopted the following categorical standards for relationships that, subject to paragraph (1) above, will not be deemed to impair a director's independence:

•
the director or the director's immediate family member is a director or executive officer of, or employed by, another company that sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

•
the director or the director's immediate family member holds a beneficial interest in an enterprise which sells to or purchases from Bunge agricultural commodity, fertilizer or other products or services in the ordinary course of business, provided that such transactions are on arm's length terms,

•
the director or the director's immediate family member serves as an officer, director or trustee of a charitable, educational or other not-for-profit organization, and Bunge's donations to the organization or commercial relationships with the organization, as the case may be, are less than the greater of $1 million or 2% of that organization's annual gross revenues, and

•	transactions or relationships that ended prior to the beginning of Bunge's most recently completed three-year fiscal period.
For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in- law, sons- and daughters-in-law, brothers- and sisters-in- law, and anyone (other than domestic employees) who shares the director's home. However, when applying the three-year look back provisions in the categories set forth above, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated are not included.
For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the above independence standards. The Board's determination of each director's independence will be disclosed annually in Bunge's proxy statement.

A-1

APPENDIX B — BUNGE LIMITED 2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

 BUNGE LIMITED
2017 NON-EMPLOYEE DIRECTORS
EQUITY INCENTIVE PLAN

1.	Establishment and Purpose
(a)Establishment of the Plan. Bunge Limited hereby establishes the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan, as amended from time to time (the “Plan”). The Plan shall become effective as of the Effective Date, at which time no further awards will be granted under the Prior Plan. Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 24.
(b)Purpose of the Plan. The purpose of the Plan is to promote the long-term growth and financial success of the Company and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Non-Employee Directors and its shareholders.

2.	Administration
(a)The Committee. The Plan shall be administered by the Committee. The Committee shall be comprised solely of Directors who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
(b)Authority of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full power and discretionary authority to: (a) determine the size and types of Awards; (b) approve forms of Award Agreements for use under the Plan; (c) determine the terms and conditions of each Award, including without limitation, and to the extent applicable, the Exercise Price, the Exercise Period, vesting conditions, any vesting acceleration, waiver of forfeiture restrictions, and any other term or condition regarding any Award or its related Shares; (d) construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; (f) amend the terms and conditions of any outstanding Award and any instrument or agreement relating to an Award (subject to the provisions of Section 12); (g) delay issuance of Shares or suspend a Non-Employee Director’s right to exercise an Award as deemed necessary to comply with Applicable Laws; (h) authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan purpose; (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (j) adopt such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Non-Employee Directors who reside outside of the U.S.; and (k) make any and all determinations which it determines to be necessary or advisable for the Plan administration.
(c)Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons interested in the Plan or an Award. The Committee shall consider such factors as it deems relevant to making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company or a Subsidiary and such agents, attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be the same for all persons. A Non-Employee Director or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.
(d)Indemnification. No member of the Committee or the Board (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the

Plan or any Award (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in the manner provided in the Company’s by-laws as may be amended from time to time. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company’s officers, agents, attorneys, consultants and accountants and any other party deemed necessary or appropriate, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which an Indemnifiable Person may be entitled, or any power that the Company may have to indemnify them or hold them harmless.
(e)Construction and Interpretation. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole and complete discretion of the Committee.
(f)Action by the Board. Notwithstanding anything in the Plan to the contrary, any authority or responsibility, which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

3.	Shares Available
(a)Number of Shares. Subject to adjustments as provided in Section 13, the maximum aggregate number of Shares for all purposes under this Plan shall be 120,000 Shares. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner, or a combination thereof.
(b)Share Counting. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. Notwithstanding anything in the Plan to the contrary, Shares subject to an Award will again be available for grant and issuance pursuant to the Plan to the extent the relevant Awards: (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, (b) are settled in cash in lieu of Shares, or (c), subject to Section 7(g) hereof, are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof). Shares subject to an Award may not again be made available for grant and issuance pursuant to the Plan if such Shares are: (w) subject to an Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (x) delivered to, or withheld by, the Company to pay the Exercise Price or the withholding taxes due with respect to an Option or SAR, (y) withheld by the Company to cover taxes incurred in connection with other stock-settled Awards, or (z) repurchased on the open market with the proceeds of an Option exercise. In addition, to the extent not prohibited by Applicable Laws, rules or regulations, Shares delivered or deliverable in connection with any Substitute Award shall not reduce the number of Shares authorized for grant pursuant to Section 3(a) above.
(c)Adjustments in Authorized Shares and Awards. In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, stock dividend, bonus issues, extraordinary cash dividend, other distribution, stock split, reverse stock split, share consolidation or subdivision, spin-off, split-off or similar transaction or other change in corporate structure affecting the Shares or their value, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate, in the number, class, kind and option or Exercise Price of securities subject to outstanding Awards as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number and provided further, however, no adjustment shall be made to an Award in a manner that would result in adverse tax consequences under Section 409A.

4.	Eligibility
Only Non-Employee Directors shall be eligible to be granted Awards under the Plan.

5.	Awards in General
(a)Grant of Awards. Unless otherwise determined by the Committee, Awards shall be granted under the Plan as follows:

(i)	upon a Non-Employee Director’s initial election or appointment to the Board; and
(ii)to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting.
Notwithstanding any provision herein to the contrary, a Non-Employee Director who is elected or appointed to the Board other than on the date of an Annual Meeting shall receive, as of the date of such election or appointment, a pro-rata portion of the Awards made to Non-Employee Directors generally on the immediately preceding Date of Grant based on the number of days from the date of election or appointment to the next Annual Meeting, divided by 365. To the extent practicable, such Award(s) shall be made in the same form as the Award(s) made as of such immediately preceding Date of Grant.

(b)Terms Set Forth in Award Agreement. The terms and conditions of each Award shall be set forth in an Award Agreement and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the Date of Grant and the number of Shares subject to, and type of, such Award.
(c)Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the Date of Grant fair value (determined as of the Date of Grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares to an individual as compensation for services as a Non-Employee Director during any calendar year shall not exceed $540,000.

6.	Restricted Stock Units
(a)Award of Restricted Stock Units. The Committee may grant RSUs to a Non-Employee Director with such terms and provisions that the Committee shall determine.
(b)Terms of Restricted Stock Units. Each Award of RSUs shall be subject to an Award Agreement that shall set forth (i) the number or a formula for determining the number of Shares subject to the Award, (ii) the terms and conditions regarding the grant, vesting and forfeiture of the RSUs and (iii) such other terms and conditions as may be appropriate.
(c)Vesting Conditions. Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, RSUs shall fully vest on the first Annual Meeting following the Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) RSUs shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any RSUs that are not vested at the time of such termination shall be forfeited and cancelled without any payment.
(d)Settlement of Restricted Stock Units. Vested RSUs shall be settled in a lump sum or in installments on or after the date(s) set forth in the Award Agreement. The Committee may settle vested RSUs in cash, Shares, or a combination of both. Distribution may occur or commence when the vesting conditions applicable to a RSU have been satisfied or, if the Committee so provides in an Award Agreement, it may be deferred in accordance with Applicable Laws, to a later date. The Committee may also permit a Non-Employee Director to defer payment of Shares related to a RSU provided that the terms of the RSU and any deferral satisfy the requirements of Applicable Laws and the deferral is pursuant to a deferred compensation plan offered by the Company or a Subsidiary.

7.	Options and Stock Appreciation Rights
(a)Award of Options and SARs. The Committee may grant Options, SARs or both, to a Non-Employee Director with such terms and provisions that the Committee shall determine.

(b)Terms of Options and SARs. Each Award of Options or SARs shall be subject to an Award Agreement that shall set forth (i) the term or duration of the Options or SARs, (ii) the number of Shares subject to the Options or SARs, (iii) the Exercise Price, (iv) the Exercise Period and (v) such other terms and conditions as may be appropriate.
(c)Duration of Options and SARs. The Committee shall determine the Exercise Period for each Option or SAR; provided, however, that no Option or SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.
(d)Vesting Conditions. Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, Options and SARs shall fully vest on the date of the first Annual Meeting following the Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) Options and SARs shall be immediately vested upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Disability or by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Option or SAR that is not vested at the time of such termination shall be forfeited and cancelled without any payment.
(e)Exercise of and Payment for Options and SARs. Options and SARs shall be exercisable at such times and be subject to such terms and conditions as the Committee shall approve, which need not be the same for each Award or for each Non-Employee Director. Options and SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares to be exercised with respect to the Options or SARs, and, in the case of Options, accompanied by full payment for the Shares.
The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by tendering, either by actual or constructive delivery, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) by net Share settlement or similar procedure involving the cancellation of a portion of the Option representing Shares with an aggregate Fair Market Value at the time of exercise equal to the Exercise Price or (iv) by any combination thereof. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, the Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and Applicable Laws.

As soon as practicable after receipt of a written notification of exercise of an Option and provisions for full payment for an Option, the Company shall issue to the Non-Employee Director an appropriate number of Shares based upon the number of Shares purchased under the Option.

Upon exercise of a SAR, a Non-Employee Director shall be entitled to receive payment from the Company in an amount equal to the product of: (A) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price of the SAR, multiplied by (B) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment upon the exercise of a SAR may be in cash, in Shares of equivalent value or in a combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in an applicable Award Agreement.

(f)Automatic Exercise. The Committee may provide that, in the event that (i) an Option or SAR is not exercised or settled by the last day of the Exercise Period, (ii) the Non-Employee Director is legally precluded from otherwise exercising such Option or SAR before the last day of the Exercise Period due to legal restrictions or Company policy (including policies on trading in Shares), and (iii) the Exercise Price of such Option or SAR is below the Fair Market Value of a Share on the last day of the Exercise Period, as determined by the Committee, then the Option or SAR may be deemed exercised on such date, with no action required on the part of the Non-Employee Director, with a spread equal to the Fair Market Value of the Shares subject to the Award on such date minus the Exercise Price for those Shares. The resulting proceeds net of any required tax withholding and any applicable costs shall be paid to the Non-Employee Director or the Non-Employee Director’s legal representative.
(g)Restrictions on Repricing, Repurchases, and Discounts. Other than in connection with a transaction described in Section 3(c) above, without shareholder approval, (i) the Exercise Price of an Option or SAR may not be reduced, directly or indirectly, after the grant of the Award; (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR; and (iii) the Company may not repurchase an Option or SAR for value (in cash, substitutions, cash buyouts, or otherwise) at any time when the Exercise Price of an Option or SAR is above the Fair Market Value of a Share. In no event shall the Exercise Price of an Option or the grant price per Share of a SAR be less than 100% of the Fair Market Value of a Share on the Date of Grant; provided, however that the Exercise Price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A and may be less than 100% of the Fair Market Value.

8.	Other Awards
Subject to limitations under Applicable Laws, the Committee may grant such other Awards to Non-Employee Directors that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares as deemed by the Committee to be consistent with the purposes of the Plan. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement.

9.	Shareholder Rights; Dividend Equivalents
Except as provided in the Plan or an Award Agreement, no Non-Employee Director shall have any Shares subject to an Award and any of the rights of a shareholder unless and until such Non-Employee Director has satisfied all requirements for exercise or vesting of the Award pursuant to its terms, Shares have actually been issued, restrictions imposed on the Shares, if any, have been removed, and the Shares are entered upon the records of the duly authorized transfer agent of the Company. The recipient of a Award (other than Options and SARs) may be entitled to receive Dividend Equivalents, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and subject to vesting and forfeiture to the same extent as the underlying Award; provided, however, that Dividend Equivalents shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon continued service.

10.	Restriction on Transfer of Awards; Restriction on Transfer of Shares
(a)Except as may be provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to Applicable Laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a permitted transferee. Each Award, and each right under any Award, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under Applicable Laws, by the Non-Employee Director’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
(b)The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions to comply with Applicable Laws.

11.	Term
Unless earlier terminated in accordance with Section 12, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No Awards shall be granted under the Plan after the Expiration Date. However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

12.	Amendments; Termination
(a)The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of Applicable Laws must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such Applicable Laws.
(b)No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

13.	Corporate Transactions
(a)Authority of the Company and Shareholders. The existence of the Plan or Awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)Change in Control. Unless specifically prohibited by the Plan or unless the Committee provides otherwise prior to the Change in Control, upon the occurrence of a Change in Control and either (i) the successor entity fails to assume, substitute or replace the Awards or (ii) a termination of a Non-Employee Director’s service with the Company or a Subsidiary on or before the occurrence of the first anniversary of the occurrence of a Change in Control: (1) Any restrictions imposed on RSUs shall be deemed to have expired; (2) any and all outstanding and unvested Options and SARs shall become immediately exercisable; and (3) any restrictions imposed on any and all outstanding and unvested other Awards shall be deemed to have expired.

14.	No Right to Re-election
Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

15.	Governing Law
To the extent not preempted by Federal law, the Plan, the Award Agreements and all agreements thereunder, shall be construed in accordance with, and subject to, the laws of the State of New York applicable to contracts made and to be entirely performed in New York and wholly disregarding any choice of law provisions that might otherwise be contrary to this express intent.

16.	Unfunded Plan
The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the holder any rights that are greater than those of a general creditor of the Company or any affiliate.

17.	Compliance with Rule 16b-3
It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act, and any related regulations. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

18.	Tax-Related Items
The Company shall have the authority and the right to deduct or withhold, or to require a Non-Employee Director to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Non-Employee arising as a result of the Non-Employee’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Non-Employee Director’s cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Non-Employee Director’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Non-Employee Director or other person until the Non-Employee Director or such other person has made arrangements acceptable to the Committee to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Non-Employee Director or such other person arising as a result of an Award.

19.	Requirements of Law
The making of Awards and the issuance of Shares shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided in the Plan, the Board or the Committee may require that a holder make such reasonable covenants, agreements, and representations as the Board or the Committee deems advisable in order to comply with any such Applicable Laws.
Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Non-Employee Director may not be sold or transferred within the minimum time limits specified or required in such rule, except to the extent Rule 16b-3 exempts any such sale or transfer from the restrictions of Section 16 of the Exchange Act. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16a-1 under the Exchange Act.

20.	Section 409A Compliance
To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any contrary provision in the Plan, an Award Agreement or an Award, if any provision of the Plan, an Award Agreement or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Agreement or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.
If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Section 409A to be owed to the Non-Employee Director by virtue of his termination of service, such amount shall be paid if and only if such termination of service constitutes a “separation from service” with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

21.	No Representations or Covenants with respect to Tax Qualification
Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 20 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company based on matters covered by Section 409A, including the tax treatment of any Awards, and the Company will not have any liability under any circumstances to the Non-Employee Director or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

22.	Stated Periods of Time
In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

23.	Award Agreements
In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

24.	Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:
“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities or exchange control laws of any non-US country or jurisdiction where Awards are, or will be, granted under the Plan.

“Approved Member” shall mean the individuals who, as of the Effective Date, constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board).

“Award” shall mean, individually or collectively, an Award of Options, RSUs, SARs or any other type of Award permitted under Section 8.

“Award Agreement” means any written or electronic agreement or document evidencing any Award granted by the Committee, which may, but need not, be signed or acknowledged by the Company or a Non-Employee Director as determined by the Committee. Award Agreements shall, in the discretion of the Committee, contain such terms and conditions that are not inconsistent with the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” shall mean the occurrence of any of the following events:

(a)the acquisition by any Person of beneficial ownership (within the meaning of Rule did-3 promulgated under the Exchange Act and the applicable rulings and regulations thereunder) of 35% or more of the Common Stock;
(b)the consummation after approval by the shareholders of the Company of either (i) a plan of complete liquidation or dissolution of the Company or (ii) a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock issued and outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding Shares and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(c)the failure for any reason of the Approved Members to constitute at least a majority of the Board.
With respect to any Award that is subject to Section 409A and payment is to be accelerated in connection with the Change in Control, solely for purposes of determining the timing of payment, no event(s) set forth in clauses (a), (b) or (c) above shall constitute a Change in Control for purposes of this Plan unless such event(s) also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as defined under Section 409A.

For purposes of the definition of “Change in Control,” a “Person” shall mean any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) Bunge International Limited, (ii) any member of the Company and its Subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of any member of the Company and its Subsidiaries, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities or (v) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and any applicable rulings and regulations promulgated thereunder, and any reference to a section of the Code includes any successor provision of the Code.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common shares of the Company, par value $0.01 per share.

“Company” means Bunge Limited, a corporation organized under the laws of Bermuda, or any successor to substantially all its business.

“Date of Grant” means the date on which all corporate actions necessary to approve the grant of an Award to a Non-Employee Director under the Plan have been completed.

 “Director” means a member of the Board.

“Disability” a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board, as determined in the sole discretion of the Committee.  Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the payment or settlement of the Award will accelerate upon termination of service as a result of the Non-Employee’s Disability, solely for purposes of determining the timing of payment, no such termination will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” within the meaning of Section 409A.

“Dividend Equivalent” means, with respect to Shares subject to Awards, a right to an amount equal to dividends declared on an equal number of issued and outstanding Shares.

“Effective Date” means the date that the shareholders of the Company approve the Plan, as amended and restated, as submitted to the shareholders of the Company at the shareholder 2017 Annual Meeting.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Period” means the period during which a SAR or Option is exercisable, as set forth in the related Award Agreement.

“Exercise Price” means the price at which a Share may be purchased by a Non-Employee Director pursuant to an Option or SAR, as determined by the Committee and set forth in an Award Agreement. Other than in connection with Substitute Awards, the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of the Option or SAR.

“Fair Market Value” of a Share as of any date means: the average of the highest and lowest sale prices of the Common Stock on the date of determination (or the mean of the closing bid and asked prices for the Common Stock if no sales were reported) as reported by the New York Stock Exchange or other stock exchange on which the Common Stock is listed. If the Common Stock is not listed on a stock exchange, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A. If the determination date for the Fair Market Value occurs on a weekend, holiday or other non-trading day, the Fair Market Value will be the price as determined above on the immediately preceding trading day, unless otherwise determined by the Committee. The determination of Fair Market Value for purposes of tax withholding may be made in the discretion of the Committee subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes. For purposes of achieving an exemption from Section 409A in the case of affected individuals subject to Section 409A, Fair Market Value shall be determined in a manner consistent with Section 409A.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Option” means an option to purchase Shares, granted under Section 7, which is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Prior Plan” means the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan, as amended from time to time.

“Restricted Stock Unit” or “RSU” means a right representing the right to receive Shares or the equivalent thereof in cash, pursuant to Section 6 hereof.

“Retirement” means a Non-Employee Director’s retirement from the Board in accordance with the retirement policy then in effect for Board members.

“Section 409A” means Section 409A of the Code, the corresponding treasury regulations and such other guidance as may be issued from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor act thereto.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right, granted alone or in connection with a related Option, designated as a SAR, to receive a payment on the day the right is exercised, pursuant to Section 7 hereof.

“Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Non-Employee Director is liable in connection with an Award granted under the Plan.

APPENDIX C — DEFINITION AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of non-GAAP financial measures used in this proxy statement. These measures are not intended to replace or be alternatives to GAAP financial measures.
Funds from Operations Adjusted (Adjusted FFO)
Funds from Operations Adjusted (Adjusted FFO) is calculated as cash flow from operations before working capital changes and before foreign exchange loss (gain) on debt. Adjusted FFO is a non-U.S. GAAP financial measure, the most directly comparable U.S. GAAP financial measure is cash provided by (used for) operating activities. Bunge’s management believes this is a useful measure of its cash generation, since it excludes the impact of commodity price volatility, which can cause working capital levels to vary significantly from period-to-period.
Below is a reconciliation of cash provided by (used for) operating activities to Adjusted FFO.

(US $ in millions)	December 31, 2016
Cash provided by (used for) operating activities	$1,904
Foreign exchange (loss) gain on debt	(80)
Working capital changes	(347)
Adjusted FFO	$1,477
Return on Invested Capital (ROIC)
Bunge calculates return on invested capital (ROIC) by dividing return after income tax, adjusted by the quarter ended average total capital for the trailing four quarters preceding the reporting date. Return after income tax, adjusted is calculated as income from continuing operations before income tax, including noncontrolling interest for each of the trailing four quarters plus the related interest expense, times the effective tax rates for those periods. Average total capital is calculated by averaging the totals of the ending balances of shareholders equity, noncontrolling interest and total debt for each quarterly period. Bunge believes that ROIC provides investors with a measure of the return the company generates on the capital invested in its business. Additionally, Bunge uses ROIC as a performance metric for purposes of its executive compensation plans. ROIC is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as an alternative to net income as an indicator of company performance or as an alternative to cash flows from operating activities as a measure of liquidity.

The table below illustrates the calculation of ROIC for the periods presented as of December 31,

(US $ in millions)	2014	2015	2016
Income (loss) from continuing operations before income tax	$734	$1,051	$996
Interest expense	347	258	234
Certain (gains) & charges	250	(19)	(43)
Operating income before income tax	1,331	1,290	1,187

Tax Rate	28%	27%	24%
Return	$965	$946	$908

Average total capital (1)	$14,639	$11,344	$12,213

ROIC	6.6%	8.3%	7.4%

(1) Trailing four-quarter average of total equity plus total debt.

C-1

BUNGE LIMITED
50 MAIN STREET, 6TH FLOOR
WHITE PLAINS, NY 10606

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24818-P86556-Z69377

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUNGE LIMITED

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 5 and 1 YEAR on Proposal 4:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ernest G. Bachrach	☐	☐	☐
1b. Enrique H. Boilini	☐	☐	☐
1c. Carol M. Browner	☐	☐	☐
1d. Paul Cornet de Ways-Ruart	☐	☐	☐
1e. Andrew Ferrier	☐	☐	☐
1f. Andreas Fibig	☐	☐	☐
1g. Kathleen Hyle	☐	☐	☐
1h. L. Patrick Lupo	☐	☐	☐
1i. John E. McGlade	☐	☐	☐
1j. Soren Schroder	☐	☐	☐

	For	**Against**	**Abstain**
2. To appoint Deloitte & Touche LLP as Bunge Limited's independent auditors for the fiscal year ending December 31, 2017 and to authorize the audit committee of the Board of Directors to determine the independent auditors' fees.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
5. To approve the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan.	☐	☐	☐

NOTE: For any other matter properly coming before the Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Admission Ticket
2017 Annual General Meeting of
Shareholders of
Bunge Limited
May 25, 2017
10:00 A.M., Eastern Time
Sofitel Hotel
45 West 44th Street
New York, NY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E24819-P86556-Z69377

BUNGE LIMITED
Annual General Meeting of Shareholders
May 25, 2017 10:00 AM
This proxy is solicited on behalf of the Board of Directors of Bunge Limited

The shareholder(s) hereby appoint(s) Soren Schroder, Thomas M. Boehlert, Carla Heiss or David G. Kabbes, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Annual General Meeting of shareholders to be held at 10:00 AM, Eastern Time on May 25, 2017, at the Sofitel Hotel, 45 West 44th Street, New York, NY, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1